As filed with the Securities and Exchange Commission on ^ April 24, 2000
                                                      Registration No. 333-75901


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                               AMENDMENT NO. ^ 3


                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                             TECHNICAL VENTURES INC.
           (Name of Small Business Issuer as specified in its charter)



                  New York                                     13-3296819                                      1700
      (State or other jurisdiction of         (I.R.S. Employer Identification Number)              (Primary Standard Industrial
       incorporation or organization)                                                               Classification Code Number)

                                    ---------
                              3411 McNicoll Avenue
                                     Unit 11
                              Scarborough, Ontario
                                 Canada M1V 2V6
                                 (416) 299-9280

          (Address and telephone number of principal executive offices)
                                    ---------
                            Frank Mortimer, President
                              3411 McNicoll Avenue

                                     Unit 11
                              Scarborough, Ontario
                                 Canada M1V 2V6
                                 (416) 299-9280
            (Name, address and telephone number of agent for service)
                                    ---------

                        Copies of all communications to:


                             Gregory Sichenzia, Esq.
                            Richard A. Friedman, Esq.
                         Sichenzia Ross & Friedman, LLP
                              135 West 50th Street
                            New York, New York 10022
                          Telephone No.: (212) 664-1200
                          Facsimile No.: (212) 664-7329

                Approximate date of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. o

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. o

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed           Proposed
                                                                        Maximum            Maximum
           Title of Each                                               Offering           Aggregate          Amount of
         Class of Securities                      Amount to be         Price Per          Offering         Registration
          to be Registered                         Registered       Security(1)(2)        Price(1)              Fee


Common Stock, $0.01 par value                        ^ 8,625,512       $0.14            $1,207,572               $373.35*



*Previously paid.

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

     (2) Represents the closing sale price for the Registrant's common stock on December 28, 1999.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             TECHNICAL VENTURES INC.

                              Cross Reference Sheet

                               Form SB-2 Item Number and Caption                                Captions In Prospectus

 1.  Front of Registration Statement and Outside Front Cover of Prospectus..................... Cover Page

 2.  Inside Front and Outside Back Cover Pages of Prospectus................................... Cover Page, Inside Cover Page,
                                                                                                Outside Back Page

 3.  Summary Information and Risk Factors...................................................... Prospectus Summary, Risk Factors

 4.  Use of Proceeds........................................................................... Use of Proceeds
                                                                                                *
 5.  Determination of Offering Price...........................................................

 6.  Dilution.................................................................................. Dilution

 7.  Selling Securityholders................................................................... Selling Shareholders, Plan of
                                                                                                Distribution

 8.  Plan of Distribution...................................................................... Prospectus Summary, Selling
                                                                                                Securityholders

 9.  Legal Proceedings......................................................................... Business

10.  Directors, Executive Officers, Promoters and Control Persons.............................. Management, Principal
                                                                                                Stockholders

11.  Security Ownership of Certain Beneficial Owners and Management............................ Principal Stockholders

12.  Description of Securities................................................................. Description of Securities

13.  Interest of Named Experts and Counsel..................................................... Legal Matters

14.  Disclosure of Commission Position on Indemnification for Securities Act Liabilities....... Management

15.  Organization Within Last Five Years......................................................   *

16.  Description of Business................................................................... Prospectus Summary, Business

17.  Management's Discussion and Analysis or Plan of Operation................................. Management's Discussion and
                                                                                                Analysis of Financial
                                                                                                Condition and Results of
                                                                                                Operations

18.  Description of Property................................................................... Business

19.  Certain Relationships and Related Transactions............................................ Certain Transactions

20.  Market for Common Equity and Related Shareholder Matters.................................. Front Cover Page, Description of
                                                                                                Securities

21.  Executive Compensation.................................................................... Management

22.  Financial Statements...................................................................... Financial Statements
                                                                                                *
23.  Changes in and Disagreements with Accounts on Accounting and Financial Disclosure.........


*Not Applicable

                              SUBJECT TO COMPLETION

--------------------------------------------------------------------------------


Prospectus


______, ^ 2000


                             Technical Ventures Inc.


                       ^ 8,625,512 Shares of Common Stock


Technical Ventures Inc.:                                          The Offering:


o        We are engaged in the design, development,               o        This prospectus is prepared in connection
         manufacturing of proprietary thermoplastic                        with the sale to the public of shares of our
         compounds (plastics mixed                                         common stock.  The selling shareholders
         with other solid materials) and composite                         are offering all of the ^ 8,625,512 shares of
         compounds (compositions of plastics with                          common stock.
         other powdered materials).  We also                      o        There is no underwriter or coordinating broker
         develop specialty compounds that we                               acting in connection with this offering.
         produce by mixing and pelletizing                        o        We will not receive any proceeds from the shares
         proprietary formulations specified by our                         sold by the selling shareholders.
         customers.  Our applications for our
         products expand into every area of plastics.

o        Technical Ventures Inc.
         3411 McNicoll Avenue
         Scarborough, Ontario, Canada M1V 2V6
o        Over-the-Counter Bulletin Board Symbol: TEVT

--------------------------------------------------------------------------------


         Investing in our common stock involves risk. See "Risk Factors"
                              beginning on page 6.

--------------------------------------------------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------



                 The date of this prospectus is ^ April 24, 2000


The information in this preliminary prospectus is not complete and may be changed . We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting and offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

--------------------------------------------------------------------------------

                                Table of Contents

                                                                                                     Page

Prospectus Summary................................................................................
Risk Factors......................................................................................
Special Note About Forward-Looking Statements.....................................................
Use of Proceeds...................................................................................
Dividends.........................................................................................
Dilution..........................................................................................
Capitalization....................................................................................
Management's Discussion and Analysis of Financial Condition
 and Results of Operations........................................................................
Business..........................................................................................
Management........................................................................................
Principal Stockholders............................................................................
Certain Related Transactions......................................................................
Description of Our Securities.....................................................................
Shares Eligible for Future Sale...................................................................
Selling Shareholders.............................................................................
Plan of Distribution..............................................................................
Legal Matters.....................................................................................
Experts...........................................................................................
Where You Can Find More Information...............................................................
Index to Financial Statements.....................................................................   F-1
                                                   -------------------------


                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before decoding to invest in our common stock. You should read the entire prospectus carefully, including the Risk Factors section, financial statements and notes thereto.


^



                             Technical Ventures Inc.


         We are a corporation organized under the laws of the State of New York. We were formed for the purpose of acquiring businesses which, in our opinion, demonstrate long-term growth potential. Since our formation, we have only acquired one business, Mortile Industries Ltd., in which we presently have a 70%


interest.   Mortile  is  a  corporation  organized  under  the  federal  laws of
Canada. Through Mortile, we are engaged in the design, development, and manufacturing of

         o         proprietary thermoplastic compounds (plastics mixed with other solid materials);

         o        composite compounds (compositions of plastics with other powdered materials); and

         o        specialty compounds that we produce by mixing and pelletizing proprietary formulations specified by our customers.

Our applications for our products expand into every area of plastics.

         We have entered into a unique market niche that allows us to specialize in the production of our products to meet our client needs and provide technical support that may be needed. We have the capacity to tailor our production for each customer's requirement. Working closely with our clients in order to maintain good customer relations and help satisfy their needs, we set ourselves apart from the others in the industry due to out technical support staff and direct distribution of our products.


         Since inception, we have expended a significant portion of our resources in the development of our products. As a result, we have sustain significant operating losses and there is substantial doubt as to our ability to continue as a going concern. However, we are poised to fully penetrate the market. Further we have laid the foundation to perform this goal. Due to our technology, products, management's expertise, customer support, and future ^ planning strategies ^, we are ready for rapid growth.

                                  The Offering


Common Stock Offered........................      ^ 8,625,512 shares
Common Stock Outstanding Before
      this Offering.........................      ^ 23,802,031 shares(1)
Common Stock Outstanding After this
      Offering..............................      ^ 31,777,544 shares(2)

Use of Proceeds..............................     We will not receive any proceeds from the shares sold by the selling shareholders. Any money we receive upon the exercise of warrants will be used to pay for the expenses of this offering.  See "Use of
                                                  Proceeds."
Risk Factors................................      You should read the "Risk Factors" section beginning on page 6, as well as other cautionary statements throughout the entire prospectus, to ensure you understand the risks associated with an investment in our stock.
Over-the-Counter Bulletin Board

Symbol......................................      TEVT


The ^ 8,625,512 shares being offered includes: 1) 127,840 shares of common stock issuable upon the exercise of warrants we previously issued; 2) ^ 7,847,673 shares of common stock issuable upon the conversion of debentures; and 3) ^ 650,000 shares of common stock being offered by the selling shareholders.


  --------------------

     (1) Excludes (a) 50,000 shares of common stock issuable upon the conversion of promissory notes outstanding, and (b) 50,000 shares of common stock issuable upon exercise of outstanding options.


     (2) Assumes (a) the debentures are converted into ^ 7,847,673 shares of common stock and all of the outstanding warrants to purchase 127,840 shares of common stock are exercised.

                          Summary Financial Information


         The following is a summary of our financial information for the ^ six months ended ^ December 31, 1999 and 1998 and fiscal years ended June 30, 1999, 1998, and 1997. You should also read our financial statements and notes to those statements which begin at the end of this prospectus, beginning on page F-1.


Statement of Operations Data:


                                                                                                           ^ Six Months Ended
                                                          Year Ended June 30,                                 ^ December 31
                                                          ---- ----- ---- ---                                 - -------- --
                                               1997               1998              1999               1998                 1999
                                               ----               ----              ----               ----                 ----

                                                                                                              (Unaudited)


Net sales..........................    $    1,414,062     $    1,185,091    $    1,131,279       $   ^ 505,078       $    ^ 672,070

Gross profit.......................           184,160            200,192           367,358           ^ 148,676              158,625

Income (loss) from operations......         (216,843)          (216,576)        ^(634,248)           (524,957)            (360,196)

Net income (loss)..................         (196,322)       ^ 519,594(1)         (628,590)          ^(519,299)            (360,196)

Earnings (loss) per share..........            (0.01)               0.04            (0.03)              (0.02)               (0.01)


Weighted average number of
   common stock outstanding........        14,586,341       ^ 14,676,752        20,237,097          18,430,709           23,043,263



Balance Sheet Data:


                                                       As at June 30,                            As at December 31, ^ 1999
                                                       -- -- ---- ---                            -- -- -------- --- - ----
                                                                                                        ^(Unaudited)
                                              1998                   1999                Actual                      ProForma
                                              ----                   ----                ------                      --------
      Working capital .........       $   ^(1,107,228)            (781,480)             (946,690)                    (946,690)

      Total assets.............              ^ 411,440              431,351             ^ 439,595                      439,595

      Total liabilities........            ^ 1,660,550            1,581,717           ^ 1,713,358                    1,509,366


      Stockholders' equity
      (deficiency).............           ^(1,249,110)         ^(1,150,366)           (1,273,763)                  (1,069,771)





     ^(1) Reflects gain from transfer of technology rights of $477,193 and income tax recovery of ^ $258,977.

     (2) Reflects the effect of the sale of 8,625,512 common shares. There are no proceeds from the shares sold by the selling shareholders or the shares issued in the conversion of the convertible debentures.. Any funds received upon the exercise of warrants will be used to pay for the expenses of this offering and will be charged against stockholders equity. Therefore, there will be no charge in working capital, or total assets. Total liabilities and stockholders equity will charge to reflect the conversion of the debentures in the amount $203,992.

                                  RISK FACTORS

         You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock.

         If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such a case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factors Relating to Our Business

         Our business is subject to the following risks, which include risks relating to the industry in which we operate.


         We have had a history of ^ losses from operations, have experienced cash flow deficiencies, and have, at times, been unable to pay many of our obligations as they became due.

         For fiscal year ended June 30, ^ 1999, we incurred losses from operations of $634,248. For fiscal year ended June 30, 1998, we incurred losses from operations of $216,576 before accounting for an income tax recovery and a gain on a transfer of technology. For fiscal year ended June 30, 1997, we incurred ^ losses from operations of $216,843. At ^ December 31, 1999, we had an accumulated deficit of ^ $6,748,324. At times, our cash shortages have caused us to be delinquent in paying our suppliers, and have impaired our ability to purchase raw materials, causing production delays that resulted in back orders and lost sales.

Further, two of our long term debt financing arrangements are currently in arrears. The aggregate amount of principal payments currently in arrears and outstanding^ at December 31, 1999 is $424,790. Cash shortages have hindered our existing operations and, thus, prevented any expansion. As a result, our auditors have noted in their report that we have experienced significant operating losses and have an accumulated deficit which raise substantial doubt about our ability to continue as a going concern. If we do not generate substantial revenues from our products or achieve profitability and make payments to creditors we may have to seek protection under the bankruptcy laws and investors will lose their investments.


         We may be unable to continue operations if we are unable to find additional financing.

         We will not receive any proceeds from the shares sold by the selling shareholders. We intend to seek funding through public or private equity or debt financing. We cannot assure you that financing will be available on acceptable terms, or at all. If we are required to sell equity to raise additional funds, our existing shareholders may incur substantial dilution to the value of their shares, and any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding common stock. Insufficient funds may require us to delay, scale back or eliminate some or all of our activities or to obtain funds through arrangements with third parties that may require us to relinquish rights to certain of its technologies, product candidates or products that we would otherwise seek to develop or commercialize.

         Acceptance and use of our products in the marketplace is uncertain.

     Part of our business is to develop innovative products which will improve the manufacture of plastics and plastic products. To be successful, our products must have a price-value relationship that is competitive with alternative products and technologies. We cannot assure you that we will not experience unforseen problems with our technology or products. Nor can we provide you with assurance that our products or technology will be commercially accepted.

         Our  revenues  are  dependent  on  the   continued   operation  of  our
manufacturing facilities.

         The operation of manufacturing facilities involves risk. Our manufacturing equipment may break down, fail to operate or perform at substandard levels. We may be effected by natural disasters which may make the operation of our facilities impossible. Also, our manufacturing facilities must comply with directives of government agencies. Any reduction or suspension of manufacturing operations from any of the events listed above is likely to have a material adverse effect on our productivity and profitability.

         We may be unable to compete favorably in this highly competitive industry.

         Each of the industries in which we compete is highly competitive. We compete with other companies primarily on the basis of price, service, product quality and performance. We compete with some of the world's largest chemical companies, such as Exxon Corp., E.I. DuPont De Nemours & Co., Union Carbide Corp., and Raychem Corp. Our competitors have significantly greater financial, technical and human resources. We cannot provide you with assurances that our competitors will not develop products or technologies that are more effective than any we have developed or are developing, or that our competitors will render our products or technologies obsolete and noncompetitive. Our competitors may succeed in obtaining market acceptance for products more rapidly than us. Furthermore, even if our products are accepted by the marketplace, we will compete with respect to volume manufacturing efficiency and marketing capabilities; areas in which we have limited or no experience.

         We are dependent on our key personnel for our future success.

          Our future success partly depends upon key personnel and upon our ability to continue to attract and retain such highly talented individuals. Competition for qualified personnel is intense in our industry. We are dependent upon the efforts and abilities of Frank Mortimer, our President, Bryan Carter, our Vice President, and Larry Leverton, our Secretary and Treasurer. We are not presently engaged in employment agreements with Messrs. Mortimer, Carter and Leverton. Also, we do not maintain key man life insurance policies on any of these individuals. The loss of the services of any of the above individuals could adversely affect our business. We cannot assure you that we will retain our key employees or that we will attract or assimilate such employees in the future.

         If the protection of our patents and proprietary technology is inadequate, our business may be materially adversely affected.

         Our future success will partly depend on our ability to maintain protection for our products and manufacturing processes under United States and foreign patent laws, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. We currently hold patents and trademark registrations for various products and plan to continue to establish and protect their proprietary rights with respect to new products we develop. U.S. patent applications are maintained in secrecy until patents issue.

Since publication of inventions in technical or patent literature tend to lag behind inventions by several months, we cannot be certain that we are the first creator of inventions covered by our issued patents or pending patent applications, or that we were the first to file patent applications for such inventions.

         We also rely on trade secrets and proprietary know-how, which we seek to protect, in part, by confidentiality agreements with our research partners, employees, consultants, advisors and others. However, actions taken to establish and protect proprietary rights may be inadequate to prevent imitation of such products by others or to prevent others from claiming violations of their proprietary rights by our company. In addition, others may assert rights in our proprietary products and processes and other proprietary rights.

         We are dependent on maintaining our supply of raw materials.

         If we are unable to obtain a supply of raw materials, and we are unable to develop alternative sources of supply quickly and on a cost-effective basis, our ability to manufacture and deliver our products would be materially impaired. Should demand for our products substantially exceed current expectations, or if we experience supply problems we cannot assure you that we would be able to obtain sufficient quantities of raw materials from our current sources, or that alternate sources could be found without disrupting our manufacturing process.

         Our products may be subject to government regulation.


         Certain end products into which our products are to be incorporated are subject to extensive government regulation in the United States by federal, state and local agencies including the EPA and the Food and Drug Administration. Similar regulatory agencies exist worldwide. Our customers who incorporate our products into consumer products will bear primary responsibility for obtaining any required regulatory approvals. The process of obtaining and maintaining FDA and any other required regulatory approvals for products is lengthy, expensive and uncertain, and regulatory authorities may delay or prevent product introductions or require additional tests prior to introduction. We cannot assure you that changes in existing regulations or the adoption of new regulations will not occur, which could prevent us or our customers from obtaining approval or delay the approval of various products could adversely affect market demand for our ^ products.


         We are subject to many foreign and domestic laws and regulations relating to the protection of human health and the environment.

          These laws and regulations  govern areas such as emissions to the air,
discharges   to  land  and  water  and  the   generation,   handling,   storage,
transportation, treatment and disposal of waste.

         We believe that our business, operations and facilities are being operated in compliance with environmental laws and regulations. However, we are exposed to risks relating to accidental discharges of hazardous materials, personal injury, property damage and environmental damage. Furthermore, environmental laws and regulations provide for substantial fines and criminal sanctions in the event we do not comply. As such, we cannot provide you with assurance that our ongoing operations will not be effected by material costs or liabilities resulting from such risks.

         Additionally, we believe that, in the future, environmental and health and safety laws and regulations, including the enforcement of such laws and regulations, will become more strict. Increased regulation of our operating activities could involve material expenditures with respect to our handling, manufacture, use or disposal of substances, waste or pollutants at our facilities. To meet changing regulatory standards, we may be required to significantly modify our operations or manufacturing sites. Such modifications may involve substantial expenditures and reductions or suspensions of certain operations.

     We are currently in litigation with Endex Polymer Additives Inc. a former customer.

         We are named as a defendant, together with Dow Chemical Company, in a litigation brought in the Ontario Superior Court of Justice on June 4, 1999 by Endex Polymer Additives Inc., Endex Polymer Additives Inc. (USA), Endex International Limited and G. Mooney And Associates (collectively "Endex"). Endex alleges breach of secrecy agreements and fiduciary duty and the misuse of Endex confidential information. Endex is seeking CND.$10 million in compensatory damages, CND.$1 million in punitive damages, and a permanent injunction. We have retained a law firm specializing in Intellectual Property Law and are vigorously defending the action. There can be no assurances that we will be successful in defending ourselves against these claims. If we were to lose this litigation it would have a materially adverse effect on us and our ability to continue operations.

         We could be liable for damages in connection with product liability claims.

         Product liability claims may be asserted against us in the event that the use of our products, or products which incorporate our products, are alleged to have caused injury or other adverse effects. Such claims may involve large amounts of alleged damages and significant defense costs. We do not maintain product liability insurance. If we do obtain product liability insurance in the future, we cannot assure you that the liability limits, or the scope of such insurance policy, would be adequate to protect against such potential claims. Additionally, we may not be able to obtain product liability insurance. Whether or not we obtain such insurance, a successful claim against us could materially affect our financial stability. In addition, our reputation could be adversely affected by product liability claims, regardless of such claim's merit or eventual outcome.

         Our business may be affected by problems associated with the Year 2000 issue.

         Many existing computer programs use only a two digit suffix to identify a year in the date field with an assumed prefix of "19". Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results at or in connection with applications after the year 2000.


         ^ Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue ^ that may affect us, including those related to customers, suppliers, or third parties, have been fully resolved.


         Our revenues are dependent on several key customers.


         We have several key customers which presently account for more than 77% of our total revenues. For the fiscal year end 1999, Shaw Industries accounted for 43%, MLPC International accounted for 22% and SNC Industrial Technologies accounted for 12% of our total revenues. For the ^ six month period ended ^ December 31, 1999, Shaw industries accounted for ^ 56%, MLPC International accounted for ^ 28%. Many of our customers operate in cyclical industries and, as a result, their order levels have varied significantly from period to period in the past and may vary significantly in the future. Such customer orders are dependent upon their markets and customers and may be subject to delays or cancellations. The loss of one or more of such customers, or a declining market in which such customers reduce orders or request reduced prices, could have a material adverse effect on our operations or financial condition.

         We do not expect to pay dividends on our common stock.

         To date, we have paid no dividends on our common stock. The payment of any future dividends will be at the sole discretion of the board of directors. We intend to retain earnings to finance the expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Risk Factors Relating to Securities Markets

         There are risks relating to the securities market that you should consider in connection with your investment in and ownership of our stock.

         Our possible failure to comply with recent Over-the-Counter Bulletin Board listing qualifications may affect the trading of our common stock.

         NASD Regulation, Inc. has enacted rules to limit quotations on the Over-the-Counter Bulletin Board to the securities of issuers that make current filings pursuant to the Securities Exchange Act of 1934. Furthermore, NASD Regulation, Inc. has enacted rules which require members to review current issuer financial statements prior to recommending a transaction to a customer in an Over-the-Counter Bulletin Board security and to deliver a disclosure statement to a customer prior to an initial purchase of an Over-the- Counter equity security. If we are unable to satisfy reporting requirements our common stock may be de- listed from the Over-the-Counter Bulletin Board and/or may severely limit the trading activity of our securities.

         Shares of our common stock that are eligible for future sale could adversely affect its market price.


         Our common stock presently trades on the Over-the-Counter Bulletin Board. Sales of substantial amounts of our common stock in the public market or the prospect of such sales by existing shareholders, and holders of our warrants, could materially reduce the market price of our common stock. As of the date hereof, we had outstanding ^ 23,802,031 shares of common stock. This number does not take into account shares of common stock issuable upon conversion of the debentures or exercise of the warrants. Virtually all of our outstanding shares of common stock are either registered, and therefore freely tradable, or may be transferred pursuant to Rule 144(k) under the Securities Act, unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act.


         Our common stock is currently subject to penny stock rules which may affect its marketability.

         Trading in the Over-the-Counter Bulletin Board allows market makers to enter quotes and trade securities that do not meet listing requirements of the Nasdaq SmallCap Market or any regional exchange. In such case, sales of our common stock will be subject to the penny stock rules promulgated by the Securities and Exchange Commission. The SEC's regulations generally define a penny stock as any equity security that has a market price (as defined) of less than $5.00 per share. The rules impose various sales practice requirements on broker-dealers who sell securities governed by the rules to persons other than established customers and certain accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The rules further require the delivery by the broker-dealer of a disclosure schedule prescribed by the SEC relating to the penny stock market. Disclosure must also be made about all commissions and about current quotations for the securities. Finally, monthly statements must be furnished to the SEC disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Although the regulations provide several exceptions to, or exemptions from, the penny stock rules based on, for example, specified minimum revenues or asset-value, we currently do not fall within any of the stated exceptions. Thus, a transaction in our securities would subject the broker-dealer to sales practice and disclosure requirements that make trading of the stock more cumbersome which could materially adversely affect the marketability of the stock.

         Our common stock price may be volatile, which could result in substantial losses for investors.

         The market price of our securities may be highly volatile, as has been the case with the securities of other companies engaged in high technology research and development. Any announcements we or our competitors make concerning technological innovations, new commercial products or procedures, proposed government regulations and developments, disputes relating to patents or proprietary rights, operating results, market conditions and economic factors may have a significant impact on the market price of our common stock. Investors may be unable to resell their shares of our common stock at or above the offering price.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus may contain forward-looking statement. Such statement can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate","estimate","continue"; or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Some factors include inflation, government regulations, and economic conditions and competition in the geographic areas in which we conduct our operations. For a discussion of factors that could cause actual results to differ please see the discussion under "Risk Factors" contained in this prospectus generally, and in other factors noted throughout this prospectus.

                                 USE OF PROCEEDS

         The only proceeds we expect to receive will be from the exercise of the warrants. However, pursuant to the terms of the warrants, the holders of the warrants have a cashless exercise option. The cashless exercise option permits the holders of the warrants to exercise the warrants without paying to us the exercise price of the warrant. Instead, the holders of the warrants would receive an amount of common stock with a dollar value that is equal to the difference between the market price of the common stock less the exercise price of the warrant multiplied by the number of warrants owned by the holder thereof. In such a case, we would not receive any funds. In the event the holders of all the outstanding warrants elect to exercise the warrants by paying the exercise price of the warrants, we will receive a maximum of $22,500. Any proceeds received by us will be applied towards the expenses of this offering which we estimate to be $30,000.

                                    DIVIDENDS

         To date, we have paid no dividends on our common stock and our board of directors has no present intention to pay dividends on its common stock in the foreseeable future. See "Description of Securities." The payment of dividends in the future, if any, rests solely within the discretion of our board of directors. Our future dividend policy will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors. Although we are not limited to pay dividends by any agreements, we anticipate that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends.

                               ^ ^ CAPITALIZATION

         The following table sets forth our capitalization as of ^ December 31, 1999 and as adjusted to reflect:

     o the conversion of such debentures into 7,847,673 shares of common stock, which results in the reduction of liabilities of $203,992 and an increase in common stock par value of $78,477 and additional paid-in capital of $125,515

     o the receipt of $22,500 upon the exercise of warrants into 127,840 shares of common stock, which will be used to cover expenses associated with this offering



This table should be reviewed in conjunction with our financial statements which begin at the end of this prospectus on page F-1.


                                                                          ^ December 31, 1999

                                                                   Actual (1)           As Adjusted

Long-term debt, less current maturities......................      $     ^ 546,408       $    ^ 342,416
Shareholders' equity:
     Common stock, $.01 par value, ^ 23,802,031
     issued and outstanding; ^ 31,777,544 issued
      and outstanding, as adjusted...........................            ^ 237,520            ^ 317,275
Additional paid-in-capital...................................          ^ 4,933,203            5,057,440
Foreign currency translation adjustment......................            ^ 303,838              303,838
Deficit......................................................         ^(6,748,324)          (6,748,324)
                                                                      ------------          -----------
         Total shareholders' equity..........................         ^(1,273,763)          (1,069,771)
                                                                      ------------          -----------
                  Total capitalization.......................     $     ^(727,355)     $     ^(727,355)

                                                              ====================  ===================



     (1) The 650,000 shares of common stock exchanged for legal and advisory services are included in the actual figures as of December 31, 1999.

     (2) The number of shares to be issued is estimated based on a stock price of $0.03. If the market price varies, the number of shares to be issued upon conversion of the debentures will change.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and notes thereto included at the end of this prospectus beginning on page F-1. This discussion contains forward- looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include but are not limited to those discussed in "Risk Factors."

Results of Operations


^ Six Months ended ^ December 31, 1999 Compared to ^ Six Months Ended ^ December 31, 1998

         Sales. Total sales increased ^ 33% to ^ $672,070 for the ^ six months ended ^ December 31, 1999, as compared to ^ $505,078 for the ^ six months ended ^ December 31, 1998. This increase in sales was attributable to an increase in orders from ^ core customers.

         Gross Margins. Gross margins, as a percentage of ^ sales, ^ declined 6% to 23%during the ^ six months ended ^ December 31, 1999, as compared to ^ 29% for the ^ six months ended ^ December 31, 1998. This decrease was due to a change in the mix of orders and related pricing from customers. ^ Some clients provide their own raw materials for compounding and the sales amount represents only our charge for services for compounding their materials. For other clients, we purchase the raw materials and charge for both the raw materials and the compounding service. The gross margin for sales which include both materials and compounding service is lower than for sales which are only for compounding services.

         Financial  and  Interest   Expense.   Financial  and  interest  expense
increased ^ 9% to ^ $40,466 for the ^ six months ended ^ December 31, 1999 as compared to ^ $37,142 for the ^ six months ended ^ December 31, 1998.

         Administrative Expense. Administrative expense ^ decreased 47% to $256,777 for the ^ six months ended ^ December 31, 1999, as compared to ^ $488,687 for the six months ended December 31, 1998. This decreased is primarily attributable to the issuance of common shares in consideration of services rendered, and financing consulting services incurred. However, actual direct administrative expenses, not including the issuance of common shares, increased 9% for the six months ended December 31, 1999 as compared to the six months ended December 31, 1998. This increase is attributable in part to expenditures on seeking financing and legal ^ expenditures relating to the current lawsuit with Endex.

         Research and Development. Research and development expenses decreased ^ 68% to ^ $35,047 for the ^ six months ended ^ December 31, 1999 as compared to ^ $106,143 for the six months ended December 31, 1999. This decreased is primarily attributable to the issuance of common shares in consideration of services rendered. However, actual direct R&D expenses decreased 22%, when compared to the six months ended December 31, 1998. This decrease is primarily due to our resources being redirected to manufacturing and sales.

         Selling Expenses. Selling expenses increased ^ 57% to ^ $65,482 for the ^ six months ended ^ December 31,1999 as compared to ^ $41,661 for the ^ six months ended ^ December 31, 1998. This increase is due to our increased efforts to introduce and market our new product Morfoam. This has included an increase in market activity in Canada and the United States.

Fiscal Year Ended June 30, 1999 Compared to Fiscal Year Ended June 30, 1998

         Sales. Total sales decreased 4.5% to $1,131,279 for fiscal year ended 1999 as compared to $1,185,091 for fiscal year ended 1998. Sales during fiscal 1999, particularly sales of proprietary products, were significantly less than we anticipated. Furthermore, while our products were widely accepted for use in the manufacturing of our customer's products, acceptance in the marketplace by end-users of our customers products was slow.

         Sales by geographic area for fiscal years ended 1999 and 1998 are as follows:


Geographic Area                                       1999                          1998
---------- ----                                       ----                          ----
United States                               $       120,456             $       ^ 231,646
Canada                                            ^ 779,070                       863,618
France                                              231,753                        89,827

                                       --------------------           -------------------
                                             $    1,131,279                   $ 1,185,091
                                       ====================           ===================

         Sales by product line for fiscal years ended 1999 and 1998 are as follows:

Product Line                                   1999                          1998
------- ----                                   ----                          ----
Specialty Compounding                         $   1,046,462                 $  1,135,971
(including Composite)
Technology)))
Polymer Technology                                   50,307                       18,681
Miscellaneous                                        34,510                       30,439
                                       --------------------           ------------------
                                               $  1,131,279                 $  1,185,091
                                       ====================           ==================


     Gross Margins. Gross margins, as a percentage of net sales, increased to 32% ^ for the fiscal year ended June 30, 1999, as compared to 17% for the fiscal year ended June 30, 1998. This increase was due^ in part to the change in mix of clients' orders. Some clients provide their own raw materials for compounding and the sales amount represents only our charge for services for compounding their materials. For other clients, we purchase the raw materials and charge for both the raw materials and the compounding service. The gross margin for sales which include both materials and compounding service is lower than for sales which are only for compounding services. Additionally, order volumes increased, improving efficiency in the manufacturing process.

     Financial and Interest Expense. Financial and interest expense ^ increased 30.7%, to $139,689, for the fiscal year ended June 30, 1999 as compared to $106,801 for the fiscal year ended June 30, 1998. The June 30, 1999 amount includes $75,000 which represents the conversion of the debentures to common shares. Decreases in our average indebtedness outstanding was the primary contributing factor; however, less favorable foreign currency exchange between the Canadian and U.S. dollars diluted the effect of decreased average indebtedness.

     Administrative Expense. Administrative expense increased ^ 329% to ^ $629,412 for fiscal year ended June 30, 1998, as compared to $146,789 for fiscal year ended June 30, 1998. This increase is attributable to ^ $292,790 in consulting fees for financing and $142,800 renumeration to directors, officers and employees through the issuance of common shares.

         Research and Development. Research and development expenses decreased 15.1% to $80,498 for the fiscal year ended June 30, 1999 as compared to $94,874 for fiscal year ended June 30 1998. This decrease is primarily attributable to our resourcers being diverted to the manufacturing and sales effoprt required for our new product Morfoam.

         Selling Expenses. Selling expenses increased 26.4% to $90,746 for the fiscal year ended June 30, 1999, as compared to $71,790 for the fiscal year ended June 30, 1998. This increase is primarily attributed to the marketing of our new product Morfoam and our endeavors to introduce the product to the market.

Liquidity and Capital Resources


         During the year ended June 30, 1999, our operating loss was funded primarily by working capital provided by a Canadian Tax refund, debt financing, equity capital and subscribed capital. We have reduced a portion of past due balances to vendors and creditors. However, Technical Ventures has sustained significant operating losses since its inception and their is substantial doubt as to our ability to continue as a going concern. In addition, the continued operating losses and monthly debt service requirements continue to leave us in a position where we are unable to meet our monthly cash flow requirements.

         Our long term debt financing arrangements with Innovation Ontario Corporation and FBX Holdings are currently in arrears. The aggregate amount of principal payments currently in arrears and outstanding on this debt is ^ $424,790. Both of these creditors have verbally agreed to allow a moratorium on principal repayments until we are in a financial position to make payment(s) or alternate arrangements can be completed. We have entered into negotiations with Innovation Ontario to eliminate all debt, plus accrued and unpaid interest, which totals ^ $417,670 in exchange for shares of common stock, however, negotiations are presently stagnant. We cannot assure you that we will be successful in reaching an agreement with Innovation Ontario Corporation; however, Innovation Ontario Corporation has indicated it's willingness to negotiate an equitable settlement. In the event that either one of these creditors elect to call due their respective debt, we may have to seek protection under the bankruptcy laws.


         In June 1998, we finalized a transfer of technology in exchange for debt agreement with Dow Chemical Canada Inc. and The Dow Chemical Company ( collectively "Dow"). We transferred to Dow title and ownership in our existing intellectual property rights (including all proprietary knowledge, patents and patent applications) relating to halogen free, flame retardant thermoplastic composition technology and smelt filler technology. Dow granted us a non-exclusive, non transferable, royalty free world-wide license for use of the technology, pursuant to which, Dow has access on, at least, a non-exclusive basis to improvements we make in the technology. Dow, in turn, released Mortile from its CND$767,499.68 debt obligations to Dow, plus CND$284,873.81 accrued and unpaid interest owed on the debt. Dow also released us and Frank Mortimer, our President, from guarantees made by both in connection to such debt.

As a result of the transfer of technology to Dow, we realized a net gain of $693,415, which is reflected in our financial statements for fiscal year ended June 30, 1998.


         In August 1999,  we  refinanced  our note  payable to Cooper  Financial
Corp. This obligation, is guaranteed by a shareholder of the company. A refinancing charge was assessed, increasing the principal owed to $95,999. At ^ December 31, 1999, we were current with the new loan provisions with a payable balance of ^ $86,481. We have been maintaining monthly payments of $3,150 with a 10% per annum interest charge calculated over a 35 month period.

         We have submitted a tax claim for fiscal 1998 amounting to CDN.$35,000. Additionally, a claim of ^ CDN.$35,000 will be filed for fiscal 1999. During fiscal 1998, we received a Canadian research and development tax refund from fiscal year ended 1996 in the amount of CDN.$19,680. We also submitted a claim for fiscal 1997 amounting to approximately CDN.$34,000, for which we received a refund of CDN.$26,000. This refund was recognized in the fiscal year ended June 30, 1998. We received an additional provincial refund of approximately CDN.$8,000 during the first financial quarter of fiscal 1999 in connection with our 1997 tax filing.^ Revenue Canada, the Canadian federal tax authority, has notified us of its intent to audit all submitted claims.

         We do not consider these funds (assuming the refund claims listed above are accepted) to be a long-term solution to our financial needs. We are ^ always considering ways to find additional financing; however, our financial condition has hindered us in our pursuit of acceptable financing arrangements. We will give serious consideration to raising additional funds through private or public equity issuances in the future if we deem that it is in our best interest and that such financing is in the best interest of our stockholders.


         In late July 1998, by amendment to our certificate of incorporation, our capital structure was modified to increase the number of authorized common shares from fifteen million to fifty million.

         On January 11, 1999, we entered into an advisory agreement with Coleman Capital Partners Ltd., whereby Coleman agreed to advise and assist us with, among other things, raising capital, arranging road shows and other formal presentations to the investing community and listing our common stock on NASDAQ or a major stock exchange in the United States and Europe. For the services Coleman will perform, Coleman will receive $5,000 per month, an aggregate of 550,000 shares of common stock, of which all shares have been issued, plus a cash fee of eight percent of the total gross proceeds raised in any capital raising transaction for our benefit. The term of the advisory agreement is for one year and it can be renewed or restructures with the written consent of both parties. The advisory agreement can be terminated by either party at the following intervals:

                  on day 91 following the date of the advisory agreement;
                  on day 121 following the date of the advisory  agreement;
                  on day 151 following the date of the advisory agreement; on day 181 following the date of the advisory agreement;
                  or on day 271 following the date of the advisory agreement.

         On February 5, 1999, we completed a private offering of 8% convertible debentures and common stock purchase warrants. Pursuant to the offering, we sold an aggregate of $225,000 of debentures and common stock purchase warrants. The conversion price of the debentures will be equal to 75% of the Market Price. The Market Price being defined as the average of the closing bid prices of the common stock during the 10 trading days preceding conversion, but not more than the "Fixed Conversion Price" which is defined as the 100% of the average of the closing bid price during the 10 trading days prior to the closing date ("Closing Price"). The warrants will allow the investor to acquire a number of shares equal to the total investment divided by the Closing Price multiplied by 10%. The aggregate gross proceeds from the offering was $225,000, of which we received $191,520, after deducting the expenses of the offering. The net proceeds of the offering was used for working capital purposes.


         Accordingly, we have set aside the appropriate number of shares from the authorized and unissued shares of common stock for issuance upon conversion of the above-mentioned debentures and exercise of the above-mentioned warrants in connection with such private offering. Further, we have issued ^ 100,000 shares of restricted common stock for legal services rendered and 50,000 shares of restricted common stock for capital advisory services rendered in relation to such private offering.

         To date, we do not have any planned material capital expenditures in the next twelve months.

Operating Trends and Uncertainty

         Our ability to attain a profitable level of operations is dependent upon expansion of sales volume, both domestically and internationally, and continued development of new, advanced products. We believe that we will increase sales with the continued release of new products, market expansion, and the addition of new customers.

         As previously discussed, we have developed a number of component products, used in the manufacture of end-use products, that are alternatives to hazardous component materials, such as lead. We have developed such products in anticipation of legislation, including environmental regulations, that will ban the use of these hazardous materials. A number of our products are poised for tremendous success should certain legislation be enacted. For example, there are several projects within the realm of the metal technology that we are currently assessing which could represent major sources of revenue. One such project is the supply of a composition to be used in the production of a metal filled laminated sheet. The laminated sheet is being considered in the manufacture of visual display boards, which, by applying the metal technology would allow the use of magnetized items on the surface of the display. Other potential uses for this product are light weight x-ray blankets, self lubricating bearings and bushings, components for the toy industry and any lead replacement industry.


         Although some of our products are more costly than more hazardous alternatives, some manufacturers of end-use products have elected to use our materials in the manufacture of their products. For example, ^ we presently manufacture a product for a munitions manufacturer that is used in lieu of lead. We believe that there are indications that there has been a recent increase in public pressure to ban the use of certain hazardous materials, particularly lead. However, in the absence of specific legislation banning the use of such materials, the growth in sales of certain of our products may be slow or certain of our products may never achieve market acceptance.


         Specialty (Contract) Compounding represented 98% of our revenues during 1998. We continue to submit bids and quotes on further contract work, and we actively look for suitable applications for our compounding technologies. We expect an increase in future sales of masterbatch powders and plastics. See the section "Business-Specialty Compounding" for a discussion of masterbatch powders and plastics.


         We have worked very closely for over two years with a few major customers, including MLPC International, on the development of technology relating to the compounding of masterbatch powders and plastics. Each of these customers has appointed us as the compounder in connection with their masterbatch compounding needs. We expect substantial orders over a long period in connection with our efforts. We have entered into a three year contract with MLPC for the supply of masterbatch compounds. The term of this agreement is from January 1, 1998 to December 31, 2001. Either party may terminate the agreement with 12 months written notice. We commenced manufacturing for MLPC in early March 1998. Should specialty compounding sales to MLPC increase substantially, we will need to expand our manufacturing facilities.

Effect of the Declining Value of the Canadian Dollar on Our Business

         We do not anticipate that recent declines in the value of the Canadian dollar, as compared to the U.S. dollar, will have a material adverse effect on our business operations or financial results. Nearly all of our raw materials and operating costs are realized in Canada, and nearly all of our sales are to customers in Canada. Should we be required to purchase raw materials in the United States or other foreign countries, we incorporate any price increase into invoiced sales.

Effect of the Year 2000 Issue on the Our Operations


         ^ The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect us, including those related to customers, suppliers, ^ or other third parties, have been fully resolved.

                                    BUSINESS

Introduction

            We were formed on June 14, 1985 in the state of New York. Our primary purpose was to search for a business which, in the opinion of management, demonstrated long-term growth potential that would warrant involvement. Presently, our only operating subsidiary is Mortile Industries Ltd., a Canadian corporation which we have a 70% interest. Our present operations, assets and employees are primarily those of Mortile.

            Through Mortile,we are engaged in the design, development, and manufacturing of proprietary thermoplastic compounds (plastics mixed with other solid materials) and composite compounds (compositions of plastics with other powdered materials). We also develop specialty compounds that we produce by mixing and pelletizing proprietary formulations specified by our customers. Our applications for our products expand into every area of plastics. We focus on niche markets and applications for which we can provide our customers application-specific product solutions based on our polymer based materials technology, engineering expertise and production technology. Our products and technologies are sold to manufacturers and industrial aftermarket equipment and maintenance providers in the industrial equipment, transportation, electronics, munitions and process industries markets.

            Our business is comprised of three distinct industrial units:

         o     Specialty compounding
         o     Polymer technologies
         o     Composite technology

Specialty Compounding


         Over 98% of our revenues for fiscal year end ^ 1999, and the majority of our efforts, to date, have been concentrated on specialty compounding. In this business unit, our customers retain us to enhance and compound its proprietary formulations into a pellet form. To complete the compounding process, a customer would designate the mix components it requires. With the assistance of our customer, we formulate the most effective and efficient method to mix the components. Once a method for mixing is determined, we physically mix the components. The end-product of mixed components is called a masterbatch, and in certain cases, we convert the masterbatch into a pelletized form. Typical masterbatches are: foaming agents, sulphur, zinc oxide, flame retardants, curing agents, processing aids, antioxidant stabilizers and slip and anti block agents.


         Customers who retain us for specialty compounding are, typically, manufacturers of plastics and plastic products. Generally, it is not necessary for manufacturers of these products to compound component materials into a pelletized form prior to manufacturing end-products. However, an increase number of manufacturers prefer this process because it provides for a more perfect dispersion of component materials which are often in powder form. Specialty compounding is particularly useful when manufacturing components are reactive. Reactive components are used in the curing or cross-linking of rubber or plastic. Additionally, because powder components are difficult to work with, manufactures prefer to work with masterbatches as there are less environmental risks when working with components in a pelletized form.

         During fiscal year 1998, we worked closely with three customers developing compounding methodology for each customer's proprietary component formulations. We provided compounding services for Shaw Industries Ltd. in connection with Shaw's formulation for a variety of proprietary formulations for industrial pipe wrap and coating. We provide compounding services for MLPC International in connection with MLPC's formulation for various proprietary rubber curing compounds, and for FinProject in connection with FinProject's proprietary formulation for the footwear industry. For the six month period ended December 31, ^ 1999, we continued to provide compounding services for these customers.

         The following table lists amount of revenues in Canadian dollars generated by each of these customers, and the revenues as a percentage of our total revenues for the ^ six month period ended ^ December 31, 1999 and for fiscal year ended June 30, 1999:

                                        ^ Six Months Ended                             Fiscal Year Ended
Customer                                ^ December 31, 1999                              June 30, 1999
--------                                - -------- --- ----                              ---- --- ----
Shaw Industries                        ^ $554,780          56%                       $705,283         43%
MLPC International                     ^ $281,290          28%                       $341,794         21%
SNC Industrial                           ^ $5,832          1%                        $200,005         12%
Technologies


Composite Technology

         We are also engaged in sale of products that are developed and manufactured using composite technology. The object of composite technology is to mix plastic binders with fine granulated material, such as fine metal powders. The end result is a material that is both strong and durable, yet has flexible design options as it can be used in injection molding applications. Injection molding is a process by which a compound is heated to a fluid state and injected into a cavity mold in the shape or form and density required. The fluid compound flows to the shape of the mold and is cooled to a solid state and then removed. Injection molding is a significantly less expensive alternative to machining and die casting.


         Using composite technology, we have successfully produced metal/plastic compounds that can be used in many applications as a replacement for lead. We presently supply this product for use in munitions, fishing sinkers and lures, and for bushings in copiers and fax machines. We also expect to market lead replacement compounds in the automotive, construction and additional areas of the firearms markets. Currently, we have only a minimal volume of sales from composite technology.


Polymer Technologies

         A polymer consists of chains of chemicals, called monomers, that combine or polymerize (normally with help from a catalyst) to form large molecular structures. Polymers are very versatile materials. They can be cast into molds to create intricate structures, extruded through a spinneret to make fibers, blended with liquids including water to make coatings, adhesives and thickeners and generally bonded to other materials or each other with adhesives. As a result, polymers have replaced, and continue to replace, natural products such as metal, wood, paper, cotton and glass in a broad range of applications. Moreover, substitution is not driven primarily by cost, but by the increasing desirability of polymers based on their versatility and performance characteristics. Two common types of polymers are thermoplastics and thermosets which, collectively, are referred to as plastics. Currently, we have only a nominal volume in polymer technologies.


         Thermoplastics are the most common synthetic polymers. They are relatively inexpensive, light and durable, but not particularly strong. Thermoplastics can be melted at relatively low temperatures and recrystallized, thus making them recyclable. They are used in structural applications where exposure to high stresses and heat are concerns. Common thermoplastics include polyethylene, polypropylene, polystyrene, polyvinyl chloride and most polyester.

         Thermosets polymerize at relatively high temperatures, normally through mixing with an initiation compound. During polymerization they are cross-linked, a process that increases their strength and durability relative to thermoplastics. They are generally stronger, more heat resistant and more difficult to process than thermoplastics. Common thermosets include epoxies, most polyurethanes, unsaturated polyester, melamine and phenolics. Thermosets, however, cannot be remelted or recycled.

         In light of growing environmental pollution concerns, we expect that the plastics industry will be forced by legislation to develop and manufacture plastics that are recyclable. The plastics industry has undertaken extensive research to develop cost-effective thermoplastic products which are both durable and flame retardant; particularly for applications in the wire cable and construction industries.

         Flame resistant polymer compositions have been available for many years. However, such compositions relied on the presence of halogens to yield flame retardancy. Halogens are gases which, on combustion, emit toxins, including cyanide, bromide, sulphur and phosphoric gas. Concerns by environmentalists world-wide have resulted in increased pressure on manufacturers of polymer-based products to eliminate plastics with such potential dangers.

         We develop, manufacture and sell a flame retardant, non-toxic, thermoplastic compound that is corrosion resistant, minimizes the hazards of fire and can be easily processed into end-use products. We have conducted extensive research and testing with regard to the use of this product in the construction and transportation industries, because of their greater ease of use in fabrication and their ability to be recycled, and trimmed into scrap. In addition, we have researched and tested this compound and for use in applications such as wire cable, fiber optics, injection and rotational molding, and petrochemical containment.

         Our performance test results have concluded that our thermoplastic products, when burned, emit none of the aforementioned toxins. Additionally, our products possess anticombustion, low toxicity and anticorrosive attributes considered to be superior to other products presently available. Although the sale of our thermoplastic products has not represented a significant portion of our revenues to date, we believe that these products have significant market potential.


         In June 1998, we entered into an agreement with Dow Chemical Canada and Dow Chemical to transfer the rights to the technology we developed with regard to the production of flame retardant thermoplastics and smelt fillers in exchange for satisfaction of a debt we owed to Dow. However, pursuant to this agreement, we continue to enhance, manufacture and market this technology, royalty free. See the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page ^ 14, and the section "Certain Transactions" for a discuss relating to our agreement with Dow.

         MORFOAM. During the fourth quarter of fiscal 1998, we commenced supplying samples of our new product MORFOAM. MORFOAM is a chemical foaming agent, pigment extender and a nucleating agent which reacts with process temperatures to produce a fine cell structure in extrusion molded parts. This product technology combines chemical foaming and a nucleating agent in to one easy to use masterbatch concentrate which is encapsulated in an olefin binder, presented in pellet form to be easily blended or metered in to various polymers. MORFOAM's fine particle size acts as a nucleating agent to form fine cell structures in polymers. The product improves cell structure and reduces voids when nitrogen is used as the primary foaming agent. This provides for improved surface finishes, physical properties, and sink mark elimination, lower part weight and shorter cycle times.

         The product was developed for use in the following applications:

         o     Injection Molding
         o     Structural Foam Molding
         o     Blow Molding
         o     Extrusion (film, sheet, profiles)

Research and Development


            Since inception, we have expended ^ $3,103,541 in the development of our products. During fiscal year ended June 30, 1999, we expended ^ $141,758 on research and development. Our research and development efforts have led to the development and manufacture of our composite and polymer related products, and the development of our specialty compounding technologies. We maintain continuous dialogue with our customers and technology partners to ensure that our products and technologies incorporate features that are essential for our customers' rapidly evolving requirements.


Licenses


            In June 1998, The Dow Chemical Company has granted us a non-exclusive, non transferable, royalty free world-wide license for use of technology, pursuant to which, Dow has access on, at least, a non-exclusive basis to improvements we make relating to halogen free, flame retardant thermoplastic composition technology and smelt filler technology for an indefinite period. This license was granted to us in connection with our agreement to transfer this technology to Dow in exchange for being release from certain debts owed by us to Dow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page ^ 14 .


Employees


            As of ^ December 31, 1999, we employed thirteen full time employees of which seven were engaged in manufacturing and quality control, three in general administration and executive activities and two in engineering and research and development. We are not a party to any collective bargaining agreement and consider our relationships with our employees to be good.

Environmental Consideration

     Technical Ventures has not incurred any significant environmental compliance cost, and compliance with environmental regulation has not had a material effect in our operation of financial condition. Our primary waste products are non-toxic and non-corrosive and are disposed of by a private sanitation company in accordance with all appropriate regulations.

Competition in Our Industry

     We compete with some of the world's largest chemical companies, such as Exxon Corp., E.I. DuPont De Nemours & Co., Union Carbide Corp., and Raychem Corp. Our competitors are substantially larger than us in terms of financial, marketing, and research and development resources.

Our Competitive Advantages

     Polymer Technology. Dow Chemical and Lucent Technologies, have licensed our technology after subjecting our product to a five year rating program, has assigned our product the highest quality rating based on their internal rating procedures. The application of our polymer technology in wallboard is still the only plastic in its field to pass certain fire codes for high rise buildings.

     Composite Technology. We have achieved the highest filler levels to obtain maximum specific gravity and have no competition. Our composite for bushings for copiers and fax machines is extremely difficult, if not impossible, to reverse engineer.

     Specialty Compounding. We believe we have three distinct advantages, equipment, personnel and size. Our equipment was selected to allow for superior dispersion in connection with proprietary polymer technology and composite technology. The Our personnel and our associations with consulting scientists and chemist enables us to work closely and co-operatively with our customers to meet their needs. Our size allows us to direct immediate attention to existing and potential customers in a cost effective and timely manner. We direct our efforts to niche markets where the following criterion is essential: fast turn around of small orders; equipment designed for ease of cleaning at minimum downtime and wastage; air cooled die heads for moisture sensitive materials and excellent dispersion of powders into the resins and nitrogen blankets for cooling in high humidity.

Property

     We lease our headquarters, an 8,500 square foot office space and production facility, located at 3411 McNicoll Avenue, Scarborough, Ontario, Canada. In July 1997, we leased an additional 8,800 square feet of space for storage of raw materials. We pay monthly rent of CDN.$6,397, exclusive of real estate tax escalations. The lease on the 8,500 square foot facility expires on March 31, 1999, and the lease on the additional 8,800 square foot facility expires on June 30, 1999.

Legal Proceedings


     A legal action has been commenced against Technical Ventures, its subsidiary, Mortile Industries Ltd., their President, Frank Mortimer and the Dow Chemical Company, on June 4, 1999 in the Ontario Superior Court of Justice (Commercial List); by a former customer, Endex Polymer Additives Inc., Endex Polymer Additives Inc. (USA), Endex International Limited and G. Mooney And Associates. The Dow Chemical Company is defending separately.


     The claims allege breach of secrecy agreements, fiduciary duty and misuse of Endex confidential information. The Plaintiffs are seeking CND$10 million compensatory damages, further punitive damages of CND$1 million and interlocutory and permanent injunctions.


     ^ After submission of the Defendant's evidence, the Plaintiff abandoned their claim for an interim injunction.. The Defendants have moved for an expeditious trial. The court has ordered the parties to combine the examinations for injunction proceedings with those for the preparation for trial.


     Based on prior written legal opinion from its patent attorneys that the allegations are without merit, Technical Ventures has retained a law firm specializing in Intellectual Property Law and is vigorously defending the action.


     On September 16-17, 1999, at the hearing of interlocutory injunction motion, the parties agreed, on consent, to adjourn the motion until trial. The parties agreed to expedite the matter to trial with a trial date of December 1999, however at the request of the plaintiff this time frame was not achieved. As of March 2000, a trial date has not been set.


Address

     Our principal executive offices are located at 3411 McNicoll Avenue, Unit 11, Scarborough, Ontario, Canada M1V 2V6.

                                   MANAGEMENT

            The following table sets forth certain information regarding our executive officers and directors. There are no family relationships among our directors and executive officers.

Name                                Age         Position


Frank Mortimer                     ^ 61         President and Director
Bryan Carter                       ^ 79         Vice President and Director
Larry Leverton                     ^ 61         Secretary, Treasurer and Director


     Frank Mortimer has been President and a Director since April 1986. He is also President of Fam Tile Restoration Services Ltd., a company specializing in the restoration of acoustical ceilings. FAM is one of Mortile's wholly owned subsidiaries and is presently inactive. From 1967 to 1982, Mr. Mortimer managed several export companies in South Africa. Mr. Mortimer is an associate member of the Institute of Materials Handling (London UK).

     Bryan Carter has been a Director since April 1986. In 1982, he formed Bryan Carter and Associates, a firm which offers international consulting and marketing services to the plastics industry and small businesses. From 1954 to 1962, he was in charge of the North American base of Rosedale Assoc.
Manufacturers of London (UK) in Toronto, Canada. From 1962 to 1982, he was President and part owner of Rosedale Plastics, a rotational molding company. Mr. Carter has extensive international business experience including work in Lebanon, Haiti and Australia, on behalf of various organizations. Mr. Carter pioneered the rotational molding industry in North America and in 1982 served as the International President of Rotational Moulders.

     Larry Leverton has been Secretary and Treasurer since April 1986. Since 1983, he has been President of L.R. Leverton Enterprises Inc., a transportation consulting firm which is currently inactive. In 1982, he was Vice-President of Newman Harbour Terminals and Transportation.

     Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the board of directors. Directors do not currently receive fees for their services as directors, but are reimbursed for travel expenses.

Executive Compensation


             The following table sets forth certain summary information with respect to the compensation paid ^ to the Company's President, and Executive Officers for services rendered in all capacities to ^ the Company for the fiscal ^ period ended December 31, 1999. Other than as listed below, ^ the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

^






POSITION


^



YEAR


^


                                        ^ ANNUAL COMPENSATION                                   ^ LONG-TERM COMPENSATION

                                                                      AWARDS                            PAYOUTS

NAME AND PRINCIPAL  Year   Salary ($)   Bonus ($)  Other     Restricted   Securities                                 All Other
POSITION                                          Annual     Stock        Underlying        LTIP Payouts ($)        Compensation
                                                  Compen-    Award        Options/SARs (#)                               ($)
                                                  sation
                                                    ($)
Frank Mortimer,
 President          1999   $59,400        0          0       1,450,000(1)       0               0                       0
                    1998   $62,100        0          0               0          0               0                       0

Larry Leverton,
 Secretary
 and Treasurer      1999   $52,800        0          0          250,000(2)      0               0                       0
                    1998   $56,200        0          0                0         0               0                       0

----------------

     (1)  Represents   shares  purchased  by  Mr.  Mortimer  for  par  value  in
consideration that no salary increases have taken place since 1991, except in promotional circumstances, and in recognition of long term employment.

     (2)  Represents   shares  purchased  by  Mr.  Leverton  for  par  value  in
consideration that no salary increases have taken place since 1991, except in promotional circumstances, and in recognition of long term employment.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information with respect to the beneficial ownership of our outstanding common stock known by us as of ^ December 31, 1999 after giving effect to:


     o the sale of 50,000 shares of common stock upon exercise of options which are outstanding

     o the sale of 50,000 shares of common stock upon the conversion of debt which is outstanding


     o the sale of ^ our common stock offered^


Also, the following table sets forth the information with respect to:

     o each person or entity known by us to be the beneficial owner of more than 5% of our common stock

     o each of our directors who owns any shares of our common stock

     o each of our named executive officers set forth in the Executive Compensation table above who beneficially owns any shares of our common stock

     o all of our directors and named executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

                                                           Approximate
                                    Number of Shares      Percentage of

Name                               Beneficially Owned      Common Stock
----                               ------------------      ------------
Frank Mortimer (1)                    ^ 1,199,153               5.1%
Larry Leverton (2)                      591,448               ^ 2.5%
Bryan Carter                            165,000               ^ 0.6%
All Officers and
Directors as a group                  ^ 2,756,201             ^ 8.2%

(3)

------------------
         Except as noted above, the address for the above identified officers and directors is care of Technical Ventures Inc., 3411 McNicoll Avenue, Unit 11, Scarborough, Ontario, Canada M1V 2V6.


     (1) Includes 453,020 shares owned by Mr. Mortimer's wife ^. Does not include 200,000 shares owned by Roger Mortimer, Mr. Mortimer's son.

     (2) All shares are owned in the name of L.R. Leverton Enterprises Inc., a corporation owned and controlled by Larry Leverton.

     (3) Presently, none of our officers or directors own options, warrants or other securities which are convertible into the common stock, nor do we have a plan for the issuance of options or securities to purchase shares of our common stock.

                              RELATED TRANSACTIONS

         In June 1998, we finalized a transfer of technology in exchange for debt agreement with Dow Chemical Canada Inc. and The Dow Chemical Company. We transferred to Dow title and ownership in our existing intellectual property rights (including all proprietary knowledge, patents and patent applications) relating to halogen free, flame retardant thermoplastic composition technology and smelt filler technology. Dow granted us a non-exclusive, non transferable, royalty free world-wide license for use of the technology, pursuant to which, Dow has access on, at least, a non-exclusive basis to improvements we make in the technology. Dow, in turn, released Mortile from its CND$767,499.68 debt obligations to Dow, plus CND$284,873.81 accrued and unpaid interest owed on the debt. Dow also released us and Frank Mortimer, our President, from guarantees made by both in connection with this debt.

         This transaction was not made on terms less favorable to Technical Ventures than those from third parties.


         In October 1998, the Registrant issued a total of 2,100,000 shares of common stock for par value to its officers, directors and employees in consideration that no salary increases have taken place since 1991, except in promotional circumstances, and in recognition of long term employment. The transaction was exempt from registration under Section 4(2) of the Act.


                          DESCRIPTION OF OUR SECURITIES

         The following description of our securities and selected provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by reference to such documents and New York Law.

Common Stock


         Our authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share. As of the date of this Prospectus, ^ 23,802,031 shares of our common stock are issued and outstanding. Holders of our common stock will have the right to cast one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Certificate of Incorporation.

         Holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by our board of directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of our affairs, all of our assets and funds remaining after the payment of all debts and other liabilities, shall be distributed, pro rata, among holders of our common stock. Holders of our common stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and the shares of our common stock offered hereby will be when issued, fully paid and non-assessable.

Warrants

         On January 27, 1999, we issued warrants representing the right to purchase shares of our common stock. There will be 127,840 shares of common stock underlying the warrants at an exercise price of $.176 per share. The expiration date of the warrants is January 31, 2002. All of the shares of common stock underlying the warrants are being registered pursuant to the registration statement filed in connection with this prospectus.

         The exercise prices of the warrants were determined by negotiation and should not be construed to imply that any price increases in our securities will occur. We have reserved from its authorized but unissued shares a sufficient number of shares of our common stock for issuance upon the exercise of the warrants. Upon notice to the warrant holders, we have the right to reduce the exercise price or extend the expiration date of the warrants.

         The warrants do not confer upon the warrant holder any voting or other rights of a stockholder of our company. The warrants provide for customary anti-dilution provisions in the event of certain events which may include mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits and other changes in our capital structure.

         The foregoing is a summary of the terms generally applicable to the warrants as of the date of this prospectus. The terms of the individual warrants may vary according to negotiation between us and the various warrant holders.

Options

         Presently, there are options outstanding to purchase 50,000 shares of our common stock at an exercise price of $.50 per share. All of such options are presently exercisable and there is no termination date on the options.

Debentures

         On January 27, 1999, we issued an aggregate of $225,000 principal amount in 8% convertible debentures. Interest on the debentures is payable quarterly and the principal on the debentures is due on January 31, 2002. From and after the time that such principal amount on the debentures shall have become due and payable (whether at maturity or by acceleration), interest shall be payable, to the extent permitted by law, at the rate equal to the lesser of
(i) eighteen percent (18%) per annum or (ii) the maximum rate permitted by law, on the entire unpaid principal amount of this debenture.

         Unpaid principal plus all accrued and unpaid interest and penalties on the debentures is convertible at a conversion price that is the lesser of $.176 per share or 75% of the average closing bid price of our common stock on the 10 days prior to when a debenture is presented for conversion. In the event the registration statement (for which this prospectus forms a part) covering the shares of common issuable upon conversion of the debentures is not declared effective by June 8, 1999, we shall pay to the holders of the debentures a penalty of one-fifteenth of one percent of the principal amount of the notes for each day beyond such date until such registration statement is declared effective.

Convertible Promissory Notes


         ^ In January 1990, Technical Ventures borrowed $25,000 from Fibrex pursuant to a promissory note in the principal amount of $25,000, bearing interest at an annual rate of 10%, and payable upon demand of the holder thereof. Such note is convertible, at any time, at the option of the holder thereof, into 50,000 shares of our common stock at a price of $0.50 per share.

Trading Information

         Our common stock is publicly traded on the Over-the-Counter Bulletin Board, a regulated quotation service that captures and displays real-time quotes and/or indications of interest in securities not listed on The NASDAQ Stock Market or any U.S. exchange. As of December 28, 1999, the closing price for our common stock was $0.12 and the 52 week high and low prices were $.52 and $0.08, respectively. Information as to trading volumes, and bid and asked prices, for our common stock may be obtained directly from the Over-the-Counter Electronic Bulletin Board.

         The following table sets forth the high and low bid (price which a market maker is willing to pay for our common stock) quotations for our common stock, as reported to us by the Over-the- Counter Bulletin Board. These quotations are between dealers, do not include retail mark-ups, markdowns or other fees and commissions, and may not represent actual transactions.

Quarter                                                      Low Bid       High Bid
-------                                                      --- ---       ---- ---
     September 30, 1996.................................           $0.125         $0.070
     December 31, 1996..................................           $0.045         $0.070
     March 31, 1997.....................................           $0.060         $0.070
     June 30, 1997......................................           $0.165         $0.210
     September 30, 1997.................................           $0.200         $0.230
     December 31, 1997..................................           $0.250         $0.280
     March 31, 1998.....................................           $0.150         $0.190
     June 30, 1998......................................           $0.300         $0.380
     September 30, 1998.................................           $0.110         $0.493
     December 31, 1998..................................           $0.080         $0.342
     March 31, 1999.....................................           $0.150         $0.300

      June 30, 1999.........................................       $0.105         $0.330
      September 30, 1999....................................       $0.125         $0.330
      December 31, 1999..................................

              As of ^ December 31, 1999, there were ^ approximately 1,000 holders of our Common Stock.


                         SHARES ELIGIBLE FOR FUTURE SALE


          If we sell all 7,263,731 shares offered under this prospectus, ^ 31,777,544 shares of our common stock will be outstanding, all of which will be freely tradable without restriction or further registration under the Securities Act, unless purchased or held by our "affiliates," as defined in Rule 144 of the Securities Act ("Rule 144").

                              SELLING STOCKHOLDERS

          The following table sets forth the holders of our common stock who are offering their shares of common stock pursuant to this prospectus, and the number of shares of common stock being offered by each person:

                                                           Shares Owned Prior to the Offering         Shares Owned
                                                                                                   After the Offering
                                           Number of
Selling Stockholders                         Shares
                                            Offered
                                                                 Number            Percent        Number         Percent

Gene Howland.........................       ^ 6,912,111(1)        6,912,111(1)          21.8%      ---             ---%

William Hoops........................       ^ 1,063,402(2)        1,063,402(2)           3.3%      ---             ---


Coleman Capital Partners


Ltd..................................           550,000(3)          550,000(3)         ^ 1.7%      ---             ---


Sichenzia, Ross &

Friedman LLP.........................         ^ 100,000(4)        ^ 100,000(4)              *      ---             ---


* Indicates less than one percent of the total outstanding common stock.

-----------------------

     (1) On January 27, 1999, Gene Howland purchased an 8% convertible debenture which is convertible into an estimated ^ 6,801,316 shares of common stock. The funds for such purchase were received on February 5, 1999. Additionally, Mr. Howland was issued warrants to purchase 110,795 shares of common stock at an exercise price of $.176 per share.

     (2) On January 27, 1999, William Hoops purchased an 8% convertible debenture which is convertible into an estimated ^ 1,046,357 shares of common stock. The funds for such purchase were received on February 5, 1999. Additionally, Mr. Hoops was issued warrants to purchase 17,045 shares of common stock at an exercise price of $.176 per share.

     (3) Represents 550,000 shares of common stock issued to Coleman Capital Partners Ltd., pursuant to its advisory agreement with us, dated January 11, 1999, in consideration for consulting services rendered. Coleman acquired the common shares on the ordinary course of business and at the time of acquisition of the securities to be resold, Coleman had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

     (4) Represents shares of common stock issued to Sichenzia, Ross & Friedman LLP, our counsel in the United States, in consideration for legal services rendered on our behalf.

                              PLAN OF DISTRIBUTION

          Each stockholder selling securities pursuant to this offering is free to offer and sell his or her shares of common stock at such times, in such manner and at such prices as he or she shall determine. Such common shares may be offered by selling stockholders in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The selling stockholders may also use Rule 144 under the Securities Act, to sell such securities, if they meet the criteria and conform to the requirements of such Rule.

          There is no underwriter or coordinating broker acting in connection with the proposed sale of common stock by the selling stockholders. The selling stockholders have advised us that sales of common stock may be effected from time to time in by the following events:

     o transactions in the Over-the-Counter Bulletin Board, including block transactions

     o negotiated transactions

     o through the writing of options on the common stock

     o a combination of such methods of sale at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices

          The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker/dealers which may act as agents or principals. Such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders .

          The selling stockholders and any broker/dealers that act in connection with the sale of the common stock might be deemed to be "underwriters" within them meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker/dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities, they will be subject to prospectus delivery requirements under the Securities Act.

          Furthermore, in the event of a distribution of his or her common stock, any selling stockholder, any selling broker/dealer and any affiliated purchasers may be subject to Regulation M which prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with the offering.

                                  LEGAL MATTERS


          Certain legal matters in connection with this offering will be passed upon for us by our counsel, Sichenzia, Ross & Friedman LLP, 135 West 50th Street, 20th Floor, New York, New York, 10020. Sichenzia, Ross & Friedman LLP owns ^ 100,000 shares of common stock of Technical Ventures, Inc.


                                     EXPERTS

          Our financial statements for each of the three fiscal years in the period ended June 30, 1999, 1998 and 1997, appearing in this prospectus have been audited by Schwartz Levitsky Feldman, Chartered Accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

          You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information contained in this document is current as of the date this document was filed with the SEC. If any material changes occur after such date, then we will notify you of the changes by an amendment to this document. We are not offering to sell you securities if you live in a jurisdiction where such an offer would be unlawful.

          After the effective date of this offering, we intend to furnish to our stockholders annual reports containing audited financial statements and interim reports. We currently file annual, quarterly and special reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our common stock is traded in the over-the-counter market and is quoted on the Over-the-Counter Bulletin Board and such reports, proxy statements and other information concerning us may be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.


                                                                                              ^ 8,625,512 Shares
                                                                                                of Common Stock


                                                                                            TECHNICAL VENTURES INC.

                                                                                                ---------------

                                                                                                  Prospectus

                                                                                                ---------------


     Until _______, 1999 (25 days after the date
of this Prospectus), all dealers effecting
transactions in the Common Stock, whether or
not participating in this distribution, may be                                                 __________, 1999
required to deliver a Prospectus. This is in
addition to the obligation of dealers to deliver a
Prospectus when acting as underwriters and with
respect to their unsold allotments or
subscriptions.



                             TECHNICAL VENTURES INC.

                    REVISED CONSOLIDATED FINANCIAL STATEMENTS

                          AS OF JUNE 30, 1999 AND 1998

                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1999 AND 1998

                                   (Unaudited)

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

                             TECHNICAL VENTURES INC.

                    REVISED CONSOLIDATED FINANCIAL STATEMENTS

                          AS OF JUNE 30, 1999 AND 1998

                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1999 AND 1998

                                   (Unaudited)

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

                                TABLE OF CONTENTS

       Report of Independent Auditors                                                                    F - 2

       Revised Consolidated Balance Sheets at June 30, 1999 and 1998                                     F - 3
           and at December 31, 1999 and 1998

       Revised Consolidated Statements of Operations for the years ended June 30, 1999,
           1998 and 1997 and for the six-month periods ended December 31, 1999
           and 1998                                                                                      F - 4

       Revised Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
           for the years ended June 30, 1999, 1998 and 1997 and for the six-month
           periods ended December 31, 1999 and 1998                                                  F - 5 - F - 6

       Revised Consolidated Statements of Cash Flows for the years ended June 30, 1999,
           1998 and 1997 and for the six-month periods ended December 31, 1999
           and 1998                                                                                  F - 7 - F - 8

       Notes to Revised Consolidated financial statements                                            F - 9 - F - 35

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

                         REPORT OF INDEPENDENT AUDITORS


       To the Board of Directors and Stockholders of Technical Ventures Inc.

       We have audited the accompanying revised consolidated balance sheets of Technical Ventures Inc. (incorporated in New York State) as of June 30, 1999 and 1998 and the related revised consolidated statements of income, cash flows and changes in stockholders' equity (deficiency) for each of the years ended June 30, 1999, 1998 and 1997. These revised consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these revised consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above, revised as described in note 1, present fairly, in all material respects, the financial position of Technical Ventures Inc. as of June 30, 1999 and 1998 and the results of its operations and its cash flows for each of the years ended June 30, 1999, 1998 and 1997 in conformity with generally accepted accounting principles in the United States of America.

       The company has sustained significant operating losses since its inception as indicated in Note 2. There is substantial doubt as to the company's ability to continue as a going concern if additional financing is not obtained. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       Toronto, Ontario
       October 12, 1999,                                   Chartered Accountants
       except for note 1 as to
       which the date is October 26, 1999


                    1167 Caledonia Road
                    Toronto, Ontario M6A 2X1
                    Tel:  416 785 5353
                    Fax:  416 785 5663

TECHNICAL VENTURES INC.
Revised Consolidated Balance Sheets (note 1)
As of June 30 and December 31
(Amounts expressed in U.S. Dollars)

                                                   December 31,   December 31,       June 30,       June 30,
                                                        1999           1998           1999           1998
                                                         $               $              $              $
                                                     (Unaudited)     (Unaudited)

                                     ASSETS

       CURRENT ASSETS

           Cash                                              21,835             -         13,883        17,605
           Accounts receivable (note 4)                     145,656         77,538       124,435       118,140
           Inventory (note 5)                                48,699         49,639        45,143        34,664
           Prepaid expenses                                   4,070            665            -             -
                                                            -------        -------       -------       -------
                                                            220,260        127,842       183,461       170,409

       DEPOSITS                                              13,835         10,887        29,415        26,931

       ADVANCES TO STOCKHOLDERS (note 6)                     63,361         57,357        62,392        35,904

       PROPERTY AND EQUIPMENT (note 7)                      141,648        154,912       155,437       177,231

       INTANGIBLE ASSETS (note 8)                               491            769           646           965
                                                            -------        -------       -------       -------

                                                            439,595        351,757       431,351       411,440
                                                            =======        =======       =======       =======




       APPROVED ON BEHALF OF THE BOARD

                                                                Director
       --------------------------------------------------------

                                                                Director
       --------------------------------------------------------

TECHNICAL VENTURES INC.
Revised Consolidated Balance Sheets (note 1)
As of June 30 and December 31
(Amounts expressed in U.S. Dollars)

                                                   December 31,  December 31,       June 30,       June 30,
                                                        1999       1998               1999            1998
                                                          $               $              $              $
                                                     (Unaudited)     (Unaudited)

                                                         LIABILITIES

       CURRENT LIABILITIES

           Bank overdraft                                        -           8,460            -             -
           Accounts payable and accrued expenses
              (note 9)                                      462,612        311,669       283,965       384,888
           Current portion of notes payable (note 10)       376,975        433,493       371,278       496,834
           Capital lease obligations (note 11)               78,341         77,050        77,046        77,594
           Loans from private lenders (note 12)              62,022         61,316        61,859       138,458
           Current portion of loans from shareholders
                unsecured, interest free
                (note 13)                                   187,000        187,431       170,793       179,863
                                                          ---------      ---------       -------     ---------
                                                          1,166,950      1,079,419       964,941     1,277,637
                                                          ---------      ---------       -------     ---------

       LONG-TERM DEBT, net of current portion

           Convertible debentures (note 16 (h))             203,992             -        220,490            -
           Notes payable (note 10)                           55,955             -         64,049            -
           Shareholders (note 13)                           259,298        302,817       305,442       330,022
           Other (note 14)                                   27,163         35,398        26,795        52,891
                                                          ---------      ---------       -------     ---------

                                                            546,408        338,215       616,776       382,913
                                                          ---------      ---------       -------     ---------

       MINORITY INTEREST (note 15)                               -              -             -             -
                                                          ---------      ---------       -------     ---------

                                                  STOCKHOLDERS' DEFICIENCY

       CAPITAL STOCK (note 16)                              237,520        219,480       221,980       147,113

       ADDITIONAL PAID IN CAPITAL (note 16)               4,933,203      4,645,340     4,702,463     4,056,744

       ACCUMULATED OTHER COMPREHENSIVE
            INCOME (note 17)                                303,838        348,140       313,319       306,571

       DEFICIT                                           (6,748,324)    (6,278,837)   (6,388,128)   (5,759,538)
                                                          ---------      ---------       -------     ---------

                                                         (1,273,763)    (1,065,877)   (1,150,366)   (1,249,110)
                                                          ---------      ---------       -------     ---------

                                                            439,595        351,757       431,351       411,440
                                                          =========      =========       =======     =========

             See notes to revised consolidated financial statements.

TECHNICAL VENTURES INC.
Revised Consolidated Statements of Operations (note 1)
For the years ended June 30 and for the six-month periods ended December 31 (Amounts expressed in U.S. Dollars)

                                                     Six-month period
                                                         ended                    Year ended
                                                      December 31                   June 30
                                          ---------------------------  ----------------------------------
                                                  1999           1998          1999          1998          1997

                                                    $              $             $             $             $
                                             (Unaudited)    (Unaudited)

       NET SALES                               672,070        505,078     1,131,279     1,185,091     1,414,062

       COST OF SALES                           513,445        356,402       763,922       984,899     1,229,902
                                              --------       --------     ---------     ---------     ---------

       GROSS MARGIN                            158,625        148,676       367,357       200,192       184,160
                                              --------       --------     ---------     ---------     ---------

       EXPENSES

           Administration                      256,777        488,687       629,412       146,789       137,373
           Interest and other                   40,556         37,142       139,689       106,801       119,456
           Research and development             35,047        106,143       141,758        94,874        82,225
           Selling                              65,482         41,661        90,746        71,790        61,949
           Contingent related legal
                expenses                       120,959             -             -             -             -
           Gain from disposal                       -              -             -        (3,486)            -
                                              --------       --------     ---------     ---------     ---------

                                               518,821        673,633     1,001,605       416,768       401,003
                                              --------       --------     ---------     ---------     ---------

       LOSS FROM OPERATIONS
           BEFORE INCOME TAX
           RECOVERY AND
           EXTRAORDINARY ITEM                (360,196)      (524,957)     (634,248)     (216,576)     (216,843)

           Income tax recovery (note 18)            -           5,658         5,658      258,977         20,521
                                              --------       --------     ---------     ---------     ---------

       INCOME (LOSS) BEFORE
           EXTRAORDINARY ITEM                (360,196)      (519,299)     (628,590)        42,401     (196,322)

           Gain from transfer of
                 technology
           rights (note 10(i))                      -              -             -        477,193            -
                                              --------       --------     ---------     ---------     ---------

       NET INCOME (LOSS)                     (360,196)      (519,299)     (628,590)       519,594     (196,322)
                                              ========       ========     =========     =========     =========

       BASIC INCOME (LOSS) BEFORE
       EXTRAORDINARY ITEM PER
       COMMON SHARE (note 19)                   (0.02)         (0.03)        (0.03)          0.00        (0.01)
                                              ========       ========     =========     =========     =========

       BASIC INCOME (LOSS) PER
           COMMON SHARE
           (note 19)                            (0.02)         (0.03)        (0.03)          0.04        (0.01)
                                              ========       ========     =========     =========     =========

       FULLY DILUTED INCOME
           (LOSS) PER COMMON
           SHARE (note 19)                      (0.02)         (0.03)        (0.03)          0.04        (0.01)
                                              ========       ========     =========     =========     =========



             See notes to revised consolidated financial statements.

TECHNICAL VENTURES INC.
Revised Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
    (note 1)
For the years ended June 30 and for the six-month periods ended December 31 (Amounts expressed in U.S. Dollars)

                                                    Common
                                                     Stock
                                                Issued and
                                               Outstanding                Additional               Cumulative
                                                 Number of                   Paid in               Translation
                                                    Shares       Amount      Capital      Deficit  Adjustments
                                               -----------  -----------      -------  ----------- ------------
                                                                     $            $            $            $

       Balance, June 30, 1996                  14,586,341      145,863    4,048,994   (6,082,810)      199,256

       Net loss                                         -            -            -     (196,322)            -

       Cumulative translation
         adjustment                                     -            -            -            -        22,588
                                               ----------      -------    ---------   ----------       -------

       Balance, June 30, 1997                  14,586,341      145,863    4,048,994   (6,279,132)      221,844

       Common shares issued (note 16)             125,000        1,250        7,750            -             -

       Net Income                                       -            -            -      519,594             -

       Cumulative translation
         adjustment                                     -            -            -            -        84,727
                                               ----------      -------    ---------   ----------       -------
       Balance, June 30, 1998                  14,711,341      147,113    4,056,744   (5,759,538)      306,571

       Common shares issued (note 16)           7,486,670       74,867      623,986            -             -

       Issuance of warrants
         (note 16)                                      -            -       21,733            -             -

       Net loss                                         -            -            -     (628,590)            -

       Cumulative translation
         adjustment                                     -            -            -            -         6,748
                                               ----------      -------    ---------   ----------       -------

       Balance, June 30, 1999                  22,198,011      221,980    4,702,463   (6,388,128)      313,319
                                               ==========      =======    =========   ==========       =======




             See notes to revised consolidated financial statements.

TECHNICAL VENTURES INC.
Revised Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
    (note 1)
For the years ended June 30 and for the six-month periods ended December 31 (Amounts expressed in U.S. Dollars)

                                                    Common
                                                     Stock
                                                Issued and
                                               Outstanding                Additional               Cumulative
                                                 Number of                   Paid in               Translation
                                                    Shares       Amount      Capital      Deficit  Adjustments
                                               -----------  -----------      -------  ----------- ------------
                                                                     $            $            $            $
                                               (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)

       Balance, June 30, 1998                   14,711,341     147,113    4,056,744   (5,759,538)      306,571

       Common shares issued (note 16)            7,236,670      72,367      588,596            -            -

       Net loss                                         -            -            -     (519,299)           -

       Cumulative translation
         adjustment                                     -            -            -                     41,569
                                               ----------      -------    ---------   -----------      -------

       Balance, December 31, 1998              21,948,011      219,480    4,645,340   (6,278,837)      348,140
                                               ==========      =======    =========   ===========      =======

       Balance, June 30, 1999                  22,198,011      221,980    4,702,463   (6,388,128)      313,319

       Common shares issued (note 16)           1,554,020       15,540      230,740            -            -

       Net loss                                         -            -            -     (360,196)           -

       Cumulative translation adjustment                -            -            -            -       (9,481)
                                               ----------      -------    ---------   -----------      -------

       Balance, December 31, 1999              23,752,031      237,520    4,933,203   (6,748,324)      303,838
                                               ==========      =======    =========   ===========      =======












             See notes to revised consolidated financial statements.
                                      F - 6

TECHNICAL VENTURES INC.
Revised Consolidated Statements of Cash Flows (note 1)
For the years ended June 30 and for the six-month periods ended December 31
(Amounts expressed in U.S. Dollars)

                                                Six-month period
                                                        ended                    Year ended
                                                      December 31                                 June 30
                                          ---------------------------  ----------------------------------
                                                  1999           1998          1999          1998          1997

                                                    $              $             $             $             $
                                             (Unaudited)    (Unaudited)

       CASH FLOW FROM
           OPERATING ACTIVITIES

           Net income (loss)                 (360,196)      (519,299)     (628,590)       519,594     (196,322)
           Adjustments to reconcile
              net income (loss) to net
              cash used by operating
              activities:
                Depreciation and

                   amortization                 16,433         15,213        30,079        10,874        33,832
                Gain on disposition of
                   property and equipment           -              -         (1,373)            -             -
                Discounts on convertible
                   debentures (note 16 (h))         -              -         75,000             -             -
-
                Gain on transfer of
                   Technology Rights                -              -             -       (682,278)            -
                Issuance of Common Stock
                   for Services                190,838        479,930       515,320         9,000             -
                (Increase) decrease in
                   accounts receivable        (19,510)         35,440       (6,035)        38,765       (57,025)
                (Increase) decrease in

                   inventory                   (2,935)       (16,491)      (10,404)         (610)        34,940
                Increase (decrease) in
                   accounts payable and
                   accrued expenses            174,770       (58,587)     (101,661)      (75,427)       135,968
                                               -------       --------     ---------      --------       --------

                                                 (600)       (63,794)     (127,664)     (180,082)      (48,607)
                                               -------       --------     ---------      --------       --------

       CASH FLOW FROM INVESTING ACTIVITIES

           Increase in deposits                 11,915         14,213       (2,472)      (19,471)         (849)
           (Increase) decrease in advances
              to stockholders                    (111)       (28,241)      (31,582)         2,994       (5,964)
           Property and equipment

              Acquisition                           -           (484)       (9,565)       (8,035)       (2,586)
           Proceeds from sale of
              property and equipment                -              -          3,321            -             -

                                               -------       --------     ---------      --------       --------
                                                11,804       (14,512)      (40,298)      (24,512)       (9,399)
                                               -------       --------     ---------      --------       --------

             See notes to revised consolidated financial statements.

TECHNICAL VENTURES INC.
Revised Consolidated Statements of Cash Flows (note 1)
For the years ended June 30 and for the six-month periods ended December 31 (Amounts expressed in U.S. Dollars)

                                                    Six-month period
                                                         ended                    Year ended
                                                      December 31                                 June 30
                                          ---------------------------  ----------------------------------
                                                  1999           1998          1999          1998          1997

                                                    $              $             $             $             $
                             (Unaudited) (Unaudited)

       CASH FLOW FROM FINANCING ACTIVITIES

           Increase in bank overdraft               -           8,460            -             -             -
           Repayments of note payable
              to Cooper Financial Crop.        (7,097)       (13,144)      (26,960)      (14,692)       (5,152)
           Proceeds from (repayments of)
               note payable to Dow
               Chemical Canada                      -        (33,755)      (35,375)        14,555         6,217
           Proceeds from (repayments of)
               capital lease obligations           235          2,848         (718)         2,164      (19,592)
           Proceeds from (repayments of)
              other loans payable                   -        (15,182)      (26,212)         4,706            -
           Proceeds from (repayments of)
              private lenders                       -        (15,899)      (14,061)        66,820            -
           Proceeds from (repayments of)
              stockholders' loans               18,957         30,660       (9,352)       135,962        87,835
           Proceeds from issue of common
              stock                                 -          98,232       100,732            -             -
           Proceeds from issue of convertible
              debentures and warrants, net of
              issuance costs                  (16,500)             -        167,223            -             -
                                               -------       --------     ---------      --------       --------

                                               (4,405)         62,220       155,277       209,515        69,308
                                               -------       --------     ---------      --------       --------

       EFFECT OF EXCHANGE
           RATE ON CASH                          1,153        (1,519)         8,963      (11,088)         4,918
                                               -------       --------     ---------      --------       --------

       NET INCREASE (DECREASE) IN
           CASH BALANCE FOR THE
           PERIOD                                7,952       (17,605)       (3,722)       (6,167)        16,220

           Cash balance, beginning
              of period                         13,883         17,605        17,605        23,772         7,552
                                               -------       --------     ---------      --------       --------

           Cash balance, end of period          21,835             -         13,883       17,605         23,772
                                               =======       ========     =========      ========       ========

       PAYMENTS MADE DURING
          THE PERIOD FOR INTEREST                7,699         10,685        19,745        15,203        19,751
                                               =======       ========     =========      ========       ========

       INCOME TAXES PAID                            -              -             -             -             -
                                               =======       ========     =========      ========       ========


             See notes to revised consolidated financial statements.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       1.  REVISIONS TO CONSOLIDATED FINANCIAL STATEMENTS

           The consolidated financial statements as at June 30, 1999 have been revised in order to:

     i) provide additional information to readers;

     ii)  reclassify   financial  statement  amounts  to  provide  more  precise
information and better comparison with prior years;

     iii) reflect the issuance of common shares at estimated fair market value; and

     iv) recognize discounts given by the company in relation to the issuance of convertible debentures

                                                                                                      Earnings
                                                                                Net income           per share
                                                                           ---------------     ---------------
                                                                                        $                   $

                As previously reported                                            (38,270)               (.00)

                Adjustment of common share issuances to fair market value
                    (note 16)                                                    (515,320)               (.01)

                Discount on convertible debentures                                (75,000)               (.03)
                                                                                 ---------               -----

                As adjusted                                                      (628,590)               (.04)
                                                                                 =========               =====


       2.  GOING CONCERN

           The Company has sustained significant operating losses since its inception and there is substantial doubt as to the Company's ability to continue as a going concern. The Company's continued existence is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis. It is not expected that cash flows from operations in the immediate future will be sufficient to meet the Company's requirements. As a result the Company is in need of additional financing. No adjustment has been made to the value of the Company's assets in consideration of its financial condition.

           The Company continues to assess completing a private or public stock offering.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a)   Principles of Consolidation

                    The consolidated  financial  statements include the accounts of Technical Ventures Inc. ("the Company") and its majority-owned subsidiaries, Mortile Industries Ltd. ("Mortile"), Fam Tile Restoration Services Ltd. and MPI Perlite Ltd. All material intercompany transactions and balances have been eliminated.

           b)   Organization and Operations

                Mortile, a Canadian corporation, which was organized on February 12, 1985, is involved primarily in the development and manufacture of plastic compounds. On April 14, 1986, the Company acquired all of the issued and outstanding common stock of Mortile. The Company's other two subsidiaries, Fam Tile Restoration Services Ltd. and MPI Perlite Ltd. are currently inactive.

c)       Revenue Recognition

                Sales are recognized when goods and services are delivered.

           d)   Inventory

                Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

           e)   Property and Equipment

                Property and equipment are recorded at cost and are depreciated or amortized over their estimated useful lives or related lease terms using the straight-line and accelerated methods. The estimated useful lives for property and equipment range from 5 to 8 years.

           f)   Investment Tax Credits

                Refundable foreign investment tax credits related to research and development activities are recognized as income in the year they are received.

           g)   Fair Value Presentation

                The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at each period end, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           h)   Intangible Assets

                Cost  of  intangible   assets  is  being   amortized  using  the
                straight-line method over periods ranging from 5 to 17 years.

           i)   Income taxes

                The company accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

           j)   Net Income (Loss) Per Share

                Basic income (loss) per share is computed based on the average number of common shares outstanding during each period.

                Fully diluted income (loss) per share reflects the potential dilution that could occur if securities, or other contracts to issue common stock, were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income of the company. Such securities or contracts are not considered in the calculation of diluted income per share if the effect of their exercise or conversion would be antidilutive.

           k)   Stock Based Compensation

                In December 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued. It introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for stock-based compensation to employees based on the new fair value accounting rules. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion No. 25, Accounting for Stock issued to employees. However, SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro-forma net income and earnings per share under the new method. SFAS No. 123 is effective for financial statements for fiscal years beginning after December 15, 1995. The company has adopted the disclosure provisions of SFAS No. 123.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           l)   Foreign Currency Translation

                Mortile maintains its books and records in Canadian dollars. Foreign currency transactions are reflected using the temporal method. Under this method, all monetary items are translated into Canadian funds at the rate of exchange prevailing at balance sheet date. Non-monetary items are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses are included in the determination of earnings for the year.

                The translation of the financial statements of this wholly-owned subsidiary from Canadian dollars into United States dollars is performed for the convenience of the reader. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during each reporting period. No representation is made that the Canadian dollar amounts could have been or could be realized at the conversion rates. Adjustments resulting from the translation are included in the accumulated other comprehensive income in stockholders' deficiency.

           m) Use of Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           n)   Contingent Liability Costs

                The company reflects legal costs incurred for any contingencies as a charge to operations of the year in which the expenditures are determined and invoices receieved.  The legal costs unaccrued as at June 30, 1999 and December 31, 1999 was not material.

           o)   Unaudited Comparatives

                The financial statements and related notes thereto as of December 31, 1999 and for the six-month periods ended December 31, 1998 and 1999 have been prepared by management and are unaudited. Though they have been prepared on the same basis as the audited financial statements included herein, they do not form part thereof as no audit opinion has been expressed thereon. In the opinion of management, such unaudited interim financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth herein. The interim results are not necessary indicative of the results for any future period.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       4.  ACCOUNTS RECEIVABLE

                                                    December 31,    December 31,       June 30,       June 30,
                                                            1999            1998           1999           1998
                                                              $               $              $              $
                                                     (Unaudited)     (Unaudited)

           Accounts receivable                           145,656          77,538        124,435        118,140

           Less: Allowance for doubtful accounts              -               -              -              -
                                                         -------          ------        -------        -------

           Accounts receivable, net                      145,656          77,538        124,435        118,140
                                                         =======          ======        =======        =======

       5.  INVENTORY

           Inventory at June 30, 1999, 1998 and 1997 and at December 31, 1999 and 1998 are comprised entirely of raw materials.

       6.  ADVANCES TO STOCKHOLDERS

           The advances to stockholders are unsecured, are non-interest bearing and are not subject to specified terms of repayments.

       7.  PROPERTY AND EQUIPMENT

           Property and equipment at June 30, 1999 and 1998 are comprised as follows:

                                                   December 31,     December 31,       June 30,       June 30,
                                                        1999           1998              1999            1998
                                                         $               $              $              $
                                                     (Unaudited)     (Unaudited)

           Equipment under capitalized
              leasing arrangements                       230,250         178,988        230,360        204,981
           Equipment                                     375,631         386,667        375,811        442,819
           Furniture and fixtures                         46,644          41,917         37,502         35,341
           Leasehold improvements                          4,275           4,024          4,217          4,208
                                                         -------          ------        -------        -------

                                                         656,800         611,596        647,890        687,349

           Less accumulated depreciation and
              amortization                               515,152         456,684        492,453        510,118
                                                         -------          ------        -------        -------

                                                         141,648         154,912        155,437        177,231
                                                         =======          ======        =======        =======

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       8.  INTANGIBLE ASSETS

                                                   December 31,   December 31,       June 30,       June 30,
                                                        1999            1998            1999            1998
                                                          $               $                $              $
                                                     (Unaudited)     (Unaudited)

           Patents, at cost                                6,181           5,818          6,098          6,084
           Less: Accumulated amortization                  5,690           5,049          5,452          5,119
                                                         -------          ------        -------        -------

                                                             491             769            646            965
                                                         =======          ======        =======        =======


       9.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                   December 31,   December 31,       June 30,       June 30,
                                                        1999            1998            1999            1998
                                                          $               $                $              $
                                                     (Unaudited)     (Unaudited)

           Trade payable                                 236,142         108,736         57,946        189,833
           Accrued expenses                              226,470         202,933        226,019        195,055
                                                         -------          ------        -------        -------

                                                         462,612         311,669        283,965        384,888
                                                         =======          ======        =======        =======

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       10. NOTES PAYABLE
                                                   December 31,   December 31,       June 30,       June 30,
                                                        1999            1998            1999            1998
                                                          $               $                $              $
                                                     (Unaudited)     (Unaudited)
           Notes payable consist of the followings:

           Dow Chemical Canada, Inc. (Dow),
              re-capitalization of line of credit and
               accrued interest to April 30, 1996.
               Payable in monthly instalments of
               $4,100 including interest at a rate
               of 10.75% (i)                                      -           -              -          35,297

           Ontario Development Corporation
               outstanding balance is repayable
               in quarterly instalments of
               $20,675 including interest at 8%.
               The Company is in default and the
                entire balance is past due (ii)          346,449         326,099        341,749        340,999

           Cooper Financial Corp.'s note, repayable
                $3,150 monthly plus interest at 10%,
                due August, 2002 (iii)                    86,481         107,394         93,578        120,538
                                                         -------          ------        -------        -------

                                                         432,930         433,493        435,327        496,834

           Less: Current portion                       (376,975)       (433,493)      (371,278)      (496,834)
                                                         -------          ------        -------        -------

                                                          55,955              -          64,049             -
                                                         =======       =========       ========       ========


TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       10. NOTES PAYABLE   (cont'd)

           i) In March 1998, the company reached an agreement with Dow to settle the company's certain indebtedness to Dow by the transfer of technology rights to Dow. The agreement transferred to Dow, the title and ownership of the patents and intellectual rights which relate to the halogen free, flame retardant thermoplastic composition technology. In turn, Dow would provide Mortile with a non-exclusive, non-transferable and royalty free world-wide license for Mortile's use of the said technology. The company recorded the transaction as follows:

                Note payable to Dow settled                                                    $       531,570

                Accrued interest on note payable settled                                               197,304

                Less:   net book value of patents and intellectual rights                              (24,681)
                                                                                                      ---------

                Gain on transfer before income taxes                                                   704,193

                Less:   income taxes                                                                   227,000
                                                                                                      ---------

                Gain on transfer, net of income taxes                                          $       477,193
                                                                                                      =========


                In June, 1998 the Company reached an agreement with Dow Chemical of Canada to repay the outstanding principal of $35,297 on the Company's line of credit; the obligation in regard of the outstanding line of credit was fulfilled in August 1998.

           ii) In accordance with the Ontario Development Corporation loan provisions, they acquired a 15% interest in Mortile in March 1995 and an additional 15% interest in July 1995. Mortile had previously been a wholly owned subsidiary of the Company. The Ontario Development Corporation (O.D.C.) is a successor entity to Innovation Ontario Corporation. Their investment in Mortile is reflected in the financial statements as a minority interest. The Company has been unable to meet payments in respect of this loan. Accordingly the outstanding balance is reflected as a current liability in these financial statements. This note is collateralized by all previously unsecured assets of the Company.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       10. NOTES PAYABLE   (cont'd)

           iii) In June 1997 the Company had received agreement from Cooper Financial Corp. of its willingness to refinance the promissory note. The new payment schedule of the note is based on 57 months at a fixed interest rate of 10%. A re-financing charge was assessed increasing the principal to $143,000 at July 1, 1997. The term of the new promissory note is 24 months with a balloon payment of $91,208 due June 30, 1999.

                At June 30, 1998 the Company had a note payable balance of $120,538 due on demand to Cooper Financial Corp. This obligation, which had previously been payable to the Federal Deposit Insurance Corporation as receiver for another financial institution, is guaranteed by a shareholder of the Company. The note is shown as a current liability on the Company's balance sheet at June 30, 1998.

                In August 1999, the company refinanced its obligation to Cooper Financial Corp. A refinancing charge was assessed, increasing the then outstanding principal balance of $91,208 to $95,999. The terms of the refinancing require 35 monthly payments of $3,150 and a final payment of $954. Interest is at 10%. The Company is current with its obligation under this new agreement.

                This obligation is included in the balance sheet with long-term debt under the terms of the refinancing arrangement.

                Notes payable mature as follows:

                2000                                                                           $       371,278
                2001                                                                                    32,621
                2002                                                                                    31,428
                                                                                                      ---------

                                                                                               $       435,327
                                                                                                      =========


TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       11. CAPITAL LEASE OBLIGATIONS

                                                   December 31,   December 31,       June 30,       June 30,
                                                        1999            1998            1999            1998
                                                          $               $                $              $
                                                     (Unaudited)     (Unaudited)

           Capital lease obligations consist of the following:
           Obligations under capitalized leasing
              arrangements payable
           in monthly instalments of $9,981 net
              of amount representing
           interest of $2,790 at June 30; the
              company is in default and the entire
              balance is past due                         78,341          77,050         77,046          76,993

           Others                                             -               -              -              601
                                                         -------          ------        -------        --------

                                                          78,341          77,050         77,046          77,594
                                                         =======          ======        =======        ========

           At June 30, 1999  accrued  interest of $60,647  (1998 - $60,647)  was outstanding.

       12. LOANS FROM PRIVATE LENDERS

                                                   December 31,   December 31,       June 30,       June 30,
                                                        1999            1998            1999            1998
                                                          $               $                $              $
                                                     (Unaudited)     (Unaudited)

           Loans from private lenders are due on demand and consist of the following:

           Private investors:
               Equipment financing - interest at 10%      12,022         11,316         11,859          11,833

           Unsecured demand loans:
               Interest free                              25,000          25,000         25,000         85,000
               Interest at 10%, convertible into
               50,000 shares of common stock              25,000          25,000         25,000         25,000
               Interest at 15%                                -               -              -          16,625
                                                         -------          ------        -------        --------

                                                          62,022          61,316         61,859        138,458
                                                         =======          ======        =======        ========

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       13. LOANS FROM SHAREHOLDERS

                                                                    Current       Non-Current            Total
                                                                         $                 $                $
           Loans from  shareholders  as at June 30, 1999
            and 1998 consist of the following:

           a)   June 30, 1999

                Interest free-notes and loans                       170,793                -           170,793
                Unsecured shareholders notes, loans and
                    other payable balances:
                Subordinate to notes payable to Cooper
                     Financial Corp. interest at the greater
                     of prime or 10 %                                    -             23,395           23,395
                Subordinate to note payable, O.D.C.:

                    Interest bearing loan                                -             10,253           10,253
                    Interest free - Notes and loans                      -             17,250           17,250
                    Accrued interest                                     -             99,150           99,150
                    Accrued compensation                                 -            155,394          155,394
                                                                    --------          -------          -------

                                                                    170,793           305,442          476,235
                                                                    ========          =======          =======
           b)   June 30, 1998

                Interest free-notes and loans                       179,863                -           179,863
                Unsecured shareholders notes, loans and
                    other payable balances:
                Subordinate to notes payable to Cooper
                    Financial Corp. interest at the greater
                    of prime or 10 %                                     -             23,870           23,870
                Subordinate to note payable, O.D.C.:

                    Interest bearing loan                                -             10,230           10,230
                    Interest free - Notes and loans                      -             52,200           52,200
                    Accrued interest                                     -             88,668           88,668
                    Accrued compensation                                 -            155,054          155,054
                                                                    --------          -------          -------

                                                                    179,863           330,022          509,885
                                                                    ========          =======          =======


TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       13. LOANS FROM SHAREHOLDERS   (cont'd)

                                                                    Current       Non-Current            Total
                                                                         $                 $                $
                                                                (unaudited)       (unaudited)      (unaudited)
           Loans from  shareholders as at December 31,
             1999 and 1998 consist of the following:

           c)   December 31, 1999

                Interest free-notes and loan                        187,000                -           187,000
                Unsecured shareholders notes, loans and
                    other payable balances:
                Subordinate to notes payable to Cooper
                     Financial Corp. interest at the greater
                     of prime or 10 %                                    -             23,717           23,717
                Subordinate to note payable, O.D.C.:
                   Interest free - Notes and loans                       -             17,487           17,487
                   Accrued interest                                      -             60,564           60,564
                   Accrued compensation                                  -            157,530          157,530
                                                                    -------           -------         --------
                                                                    187,000           259,298          446,298
                                                                    =======           =======         ========

           d)   December 31, 1998

                Interest free-notes and loan                        187,431                -           187,431
                Unsecured shareholders notes, loans and
                    other payable balances:
                Subordinate to notes payable to Cooper
                    Financial Corp. interest at the greater
                    of prime or 10 %                                     -             22,324           22,324
                Subordinate to note payable O.D.C.:
                  Interest bearing loan                                  -                783            9,783
                  Interest free - Notes and loans                        -             32,721           32,721
                  Accrued interest                                       -             89,711           89,711
                  Accrued compensation                                   -            148,278          148,278
                                                                    -------           -------         --------
                                                                    187,431           302,817          490,248
                                                                    =======           =======         ========

                As at June 30, 1999, loans from shareholders mature as follows:

                2000                                                                           $       170,793
                2001                                                                                        -
                2002                                                                                        -
                2003                                                                                        -
                After 2004                                                                             305,442
                                                                                                      --------

                                                                                               $       476,235
                                                                                                      ========

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       14. OTHER LOANS

                                                    December 31,    December 31,       June 30,       June 30,
                                                            1999            1998           1999           1998
                                                              $               $              $              $
                                                     (Unaudited)     (Unaudited)

           Other loans consist of the following:

           Unsecured loans, private investor,
               interest at 10%,
           not subject to specified terms
               of repayments                              27,163          25,568         26,795         26,736

           Note payable customer,  interest at prime
              plus 1%, repayment based on volume
              of materials processed by the company
              on behalf of the customer                       -            9,830             -          26,155
                                                          ------          ------         ------         ------

                                                          27,163          35,398         26,795         52,891
                                                          ======          ======         ======         ======

       15. MINORITY INTEREST

           Innovation Ontario Corp. has a 30% interest in Mortile (see note 10). As Mortile was in a capital deficiency position as at June 30, 1999 and 1998, and as at December 31, 1999 and 1998, the minority interest was $nil as at June 30, 1999 and 1998, and as at December 31, 1999 and 1998.

       16. CAPITAL STOCK

           a)   Authorized

                    50,000,000   Common stock
                         $0.01 par value (note 16 (b))

                Issued                                                                   Shares         Amount
                                                                                                            $

                    December 31, 1999 (unaudited)                                    23,752,031        237,520
                    December 31, 1998 (unaudited)                                    21,948,011        219,480
                    June 30, 1999                                                    22,198,011        221,980
                    June 30, 1998                                                    14,711,341        147,113

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       16. CAPITAL STOCK   (cont'd)

           b)   On July  22,  1998,  stockholders  of the  company  approved  an
                amendment   increasing   the   authorized   common  shares  from
                15,000,000 to 50,000,000.

           c) Common shares have been issued in consideration of services rendered and consulting services for financing incurred. The shares have been valued at their estimated fair market value. The excess of the fair market value of the shares over the consideration received at their issue has been charged to expenses in the current period as the period over which the services have been rendered does not extend beyond the balance sheet dates.

                The share issuances for the years ended June 30, 1998, 1999 and December 31, 1998, 1999 are summarized as follows:

                                                                      Additional
                                        Number of        Paid-Up         Paid-In   Subscription
                Nature of Payments         Shares        Capital         Capital       Proceeds        Expense
                ------------------  -------------  -------------  --------------  -------------  -------------
                                                              $               $              $              $
                For the six months
                  ended June 30, 1998

                Consulting fees           125,000          1,250           7,750             -           9,000
                                        =========         ======        ========        =======      =========

               For the year ended
                  June 30, 1999

                Directors, officers
                  and employees
                  remuneration          2,100,000         21,000         142,800         21,000        142,800

                Research and
                  development
                  services                500,000          5,000          66,072          6,812         64,260

                Consulting fees
                  for financing         3,850,000         38,500         292,790         55,420        275,870

                In exchange for
                  loans and accounts
                  payable                 670,000          6,700          73,101         79,801             -

                Issued for cash           116,670          1,167          13,833         15,000             -
                                        ---------         ------        --------        -------      ---------

                Six months ended -
                  December 31, 1998     7,236,670         72,367         588,596         178,033       482,930

                Consulting fees
                  for financing           250,000          2,500          35,390             -          37,890
                                        ---------         ------        --------        -------      ---------
                Year ended
                June 30, 1999           7,486,670         74,867         623,980        180,533        520,820
                                        =========         ======        ========        =======      =========


TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       16. CAPITAL STOCK   (cont'd)
                                                                      Additional
                                        Number of        Paid-Up         Paid-In   Subscription
                Nature of Payments         Shares        Capital         Capital       Proceeds        Expense
                ------------------  -------------  -------------  --------------  -------------  -------------
                                                              $               $              $              $
                For the six months ended
                  December 31, 1999

                Consulting fees for
                  financing             1,050,000         10,500         180,338             -         190,838

                In exchange for
                  loans payable           504,020          5,040          50,402         55,442             -
                                        ---------         ------        --------        -------      ---------

                                        1,554,020         15,540         230,740         55,442        190,838
                                        =========         ======        ========        =======      =========

    The expense amounts indicated above have been included in the following:

                                                    December 31,    December 31,       June 30,       June 30,
                                                            1999            1998           1999           1998
                                                              $               $              $              $
                                                                                     (Unaudited)     (Unaudited)

                Administration                           190,838         418,670        456,560          9,000
                Research and development                      -           64,260         64,260             -
                                                          ------        --------        -------      ---------

                                                         190,838         482,930        520,820          9,000
                                                         =======        ========        =======      =========

                The company does not have a formal stock-based compensation plan. Stock-based compensation was negotiated on an individual basis.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       16. CAPITAL STOCK   (cont'd)

           d) The company concluded in late January 1999, a Private Offering under Regulation D of the Securities Act of 1933. The offering consisting of 8% Convertible Debentures in the aggregate of $225,000 [see note 16 (h) (ii)]; additionally as part thereof, Non-Redeemable Warrants of a three year term [see note 16 (i)] allowing the investor to purchase shares of the Corporation's Common Stock.

                Accordingly the company has set aside the appropriate number of shares from the authorized and unissued shares of common stock for issuance upon conversion of the Debentures and exercise of the Warrants issued in connection with the offering.

                The company prepared and filed, in accordance with the Private Offering, with the Securities Exchange Commission, on April 8, 1999, a Registration Statement on Form SB-2. In total an aggregate of 6,893,141 shares of the company's common stock are being registered and sold to the public by certain shareholders and purchasers of our debentures which are convertible into our common stock and which, additionally, bear warrants to purchase our common stock.

                This SB-2 Registration filed in April has received comments from the S.E.C. and requires an amended filing; therefore the SB-2 Registration has not been declared effective. The company filed the amendment early in September 1999 and has subsequently received, on October 8, 1999, additional comments from S.E.C. which must be responded to and will require a further amendment to the SB-2 Registration.

           e) The numbers of common shares reserved for convertible debt, stock purchase options and warrants are as follows:

                                                                                       June 30,       June 30,
                                                                                           1999           1998

                For convertible debt                                                     50,000         50,000
                For common stock purchase options                                        50,000         50,000
                For convertible debentures                                            6,535,888             -
                For warrants                                                            127,840             -
                                                                                      ---------        -------
                                                                                      6,763,728        100,000
                                                                                      =========        =======

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       16. CAPITAL STOCK   (cont'd)

           f)   Stock Purchase Option

                In January, 1990, the company granted a stock purchase option to a convertible debtholder, which would allow the debtholder to purchase 50,000 shares of the company's common stock at an exercise price at the then fair market value of $0.50 per share. There is no termination date on the options.

                The company does not have a formal stock purchase option plan other than the above.

           g)   Convertible Debt

                Since January 27, 1990, the company has outstanding a $25,000 principal amount promissory note which is payable upon demand of the holder thereof. Such note is convertible, at any time, at the option of the holder thereof, into 50,000 shares of the company's common stock at the then fair market value of $0.50 per share.

           h)   Convertible Debentures

                On February 8, 1999, the company issued an aggregate of $225,000 of 8% convertible debentures. Interest on the debentures is payable quarterly and the principal on the debentures is due on January 31, 2002. From and after the time that such principal amount on the debentures shall have become due and payable (whether at maturity or by acceleration), interest shall be payable, to the extent permitted by law, at the rate equal to the lesser of (I) eighteen percent (18%) per annum or (ii) the maximum rate permitted by law, on the entire unpaid principal amount of this debenture. Unpaid principal plus all accrued and unpaid interest and penalties on the debentures is convertible at a conversion price that is the lesser of $.176 per share or 75% of the average closing bid price of the common stock on the 10 days prior to when a debenture is presented for conversion. Thus, the debentures are convertible into a minimum of 1,704,545 shares of common stock. In the event the registration statement covering the shares of common issuable upon conversion of the debentures is not declared effective by June 8, 1999, the company shall pay to the holders of the debentures a penalty of one-fifteenth of one percent of the principal amount of the notes for each day beyond such date until such registration statement is declared effective.

                As the conversion feature of the convertible debentures represented a minimum of $75,000 discounts to the debentureholders, the company had recorded the transaction as follows:

                         Face value of debentures                                                $     225,000

                         Discounts                                                                      75,000

                         Less:  value assigned to warrants (see note 16 (i))                          (21,733)

                         Less:   issuance costs                                                       (57,777)
                                                                                                      --------
                                                                                                 $     220,490
                                                                                                      ========

                The discounts were expensed in the year.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       16. CAPITAL STOCK   (cont'd)

           i)   Warrants

                On February 8, 1999, the company issued warrants representing the right to purchase common stock [see note 16(h)]. There will be 127,840 shares of common stock underlying the warrants at an exercise price of $.176 per share. The expiration date of the warrants is January 31, 2002. Using the Black-Scholes method, the company has calculated and assigned a value of $21,733 to the warrants.

                The company has reserved from its authorized but unissued shares a sufficient number of shares of our common stock for issuance. The exercise price of the warrants were determined by negotiation and, upon notice to warrant holders, the company has the right to reduce the exercise price or extend the expiration date of the warrants. The warrants do not confer upon the warrant holder any voting or other rights of a stockholder of the company. The warrants provide for customary anti-dilution provisions in the event of certain events which may include mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits and other changes in our capital structure.

       17. COMPREHENSIVE INCOME (LOSS)

           The company has adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" as of January 1, 1998 which requires standards for reporting and display of comprehensive income and its components in the financial statements. However, it does not affect net income (loss) or total stockholders' deficiency. The components of comprehensive income are as follows:


                                                    December 31,    December 31,       June 30,       June 30,
                                                            1999            1998           1999           1998
                                                              $               $              $              $
                                                     (Unaudited)     (Unaudited)

           Net income (loss)                           (360,196)       (519,299)      (628,590)        519,594
           Other comprehensive income:
              foreign currency translation
              adjustments                                (9,481)          41,569          6,748         84,727
                                                       ---------       ---------      ---------        -------

           Comprehensive income (loss)                 (369,677)       (477,730)      (621,842)        604,321
                                                       =========       =========      =========        =======

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       17. COMPREHENSIVE INCOME (LOSS)   (cont'd)
           The components of accumulated
              other  comprehensive  income as at June
              30, 1997, 1998 and 1999 are as follows:

           Accumulated other comprehensive
              income, June 30, 1996                                                            $       199,256

           Foreign currency translation adjustments
              for the year ended June 30, 1997                                                          22,588
                                                                                                       -------

           Accumulated other comprehensive income,
              June 30, 1997                                                                            221,844

           Foreign currency translation adjustments
              for the year ended June 30, 1998                                                          84,727
                                                                                                       -------
           Accumulated other comprehensive income,
              June 30, 1998                                                                            306,571
           Foreign currency translation adjustments
              for the year ended June 30, 1999                                                           6,748
                                                                                                       -------

           Accumulated other comprehensive income,
              June 30, 1999                                                                    $       313,319
                                                                                                       =======

           The components of accumulated other comprehensive income as at December 31, 1998 and 1999 are as follows:

                                                                             December 31,         December 31,
                                                                                   1999                1998
                                                                                    $                   $
                                                                               (Unaudited)         (Unaudited)

           Accumulated other comprehensive income, June 30                         313,319             306,571

           Foreign currency translation adjustments for the
           six-month periods ended December 31                                     (9,481)              41,569
                                                                                   -------             -------

           Accumulated other comprehensive income, December 31                     303,838             348,140
                                                                                   =======             =======


           The foreign currency translation adjustments are not currently adjusted for income taxes since the company is situated in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars is done only for the convenience of the reader as disclosed in note 3 (l).

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       18. INCOME TAXES

                                                   Six-month period
                                                        ended                        Year ended
                                                      December 31                      June 30
                                          ---------------------------  ----------------------------------
                                                  1999           1998          1999          1998          1997

                                                    $              $             $             $             $
                                               (Unaudited) (Unaudited)

            a)  Current                            -         5,658         5,658        258,977         20,521
                Deferred                          215           -             -              -              -
                                                ------       ------        -----        -------        --------

                                                  215        5,658         5,658        258,977         20,521
                                                ======       ======        =====        =======        ========

            b)  Current income tax recovery
                    consists of:
                Amount calculated at basic
                U.S. Federal state and local
                rates of 43%                (155,000)    (221,000)     (270,000)       (94,000)       (94,000)

                Increase (decrease) resulting
                    from:

                Valuation allowance for

                    losses carried forward    155,000      221,000       270,000         94,000         94,000
                Losses applied against
                extraordinary gain in the
                year [10(i)]                       -            -             -         227,000             -
                Others                             -         (272)         (272)          7,977        (3,479)
                Research and development
                refundable tax credits             -         5,930         5,930         24,000         24,000
                                                ------       ------        -----        -------        --------

                                                   -         5,658         5,658        258,977         20,521
                                                ======       ======        =====        =======        ========

                During the year ended June 30, 1999, the Company received $5,930 resulting from research and development refundable tax credits claims filed for the year ended June 30, 1997. A claim for approximately $24,000 has been submitted for 1998. The Company having received notice from the tax department that the claim had been approved and the amount would be remitted shortly. A claim for approximately $24,000 will be filed for 1999. It is anticipated that the claim for 1999 will be subject to audits and there can be no assurance that they will be honoured and, if they are, the amount of the refunds may be substantially less than the claim amount.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       18. INCOME TAXES   (cont'd)

           Recovery of income taxes for the year then ended June 30, 1999 consists entirely of a current recovery of Canadian income taxes resulting from a reduction in the Company's deferred tax asset valuation allowance. The aforementioned tax refund was the primary factor contributing to the decrease in the valuation allowance.

           The following is a summary of the tax effects of significant temporary differences which comprise the Company's deferred tax asset at June 30, 1999.

                                                                            U.S.        State &
                                                                         Federal          Local        Foreign
                                                                          at 34%          at 9%         at 43%
                                                                   -------------  -------------  -------------
                                                                              $              $              $

           Loss carry forwards                                           531,000        140,000        276,403
           Credit carry forwards:
                Non-refundable credits                                        -              -           6,201
                Refundable credits                                            -              -          23,923
           Valuation allowance                                         (531,000)       (140,000)      (306,527)
                                                                       ---------       ---------      ---------

                                                                              -              -              -
                                                                       =========       =========      =========

           Aggregate net operating loss carry forwards and tax credit carry forwards and their expirations are summarized as follows:

                                                                         Net Operating Loss Carry forward

                                                                                                      Foreign
                                                                                                   Research &
                  Expiring                                                                         Development
                June 30,                              US Federal   State & Local        Foreign    Tax Credits
                                                   -------------  --------------  ------------- --------------
                                                              $               $              $              $

                2000                                          -               -         244,115          3,294
                2001                                       3,000           3,000        260,898             -
                2002                                     225,000         225,000             -           1,018
                2003                                      21,000          21,000         44,550          1,889
                2004                                     150,000         150,000         93,235             -
                Thereafter                             1,165,000       1,162,000             -              -
                                                       ---------       ---------        -------          -----

                TOTAL                                  1,564,000       1,561,000        642,798          6,201
                                                       =========       =========        =======          =====

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       19. NET INCOME (LOSS) PER COMMON SHARE

           Net income (loss) per share has been calculated as follows:

                                                      December 31                                 June 30
                                          ---------------------------  ----------------------------------
                                                  1999           1998          1999          1998          1997

                                                    $              $             $             $             $
                                             (Unaudited)     (Unaudited)

            Basic income (loss) before
                extraordinary item per share:
                Income (loss) before
                      extraordinary item    (360,196)     (508,999)      (628,590)        42,401     (196,322)
                                           ----------    ----------     ----------    ----------    ----------
                Weighted average number
                    of common shares
                     outstanding           23,043,263    18,430,709     20,237,097    14,678,752    14,586,341
                                           ----------    ----------     ----------    ----------    ----------
                Income (loss) before
                   extraordinary item
                    per common share           (0.02)        (0.03)         (0.03)          0.00        (0.01)
                                           ==========    ==========     ==========    ==========    ==========
           Basic income (loss) per share:
                Net income (loss) per
                   common stock             (360,196)     (508,999)      (628,590)       519,594     (196,322)
                                           ----------    ----------     ----------    ----------    ----------
                Weighted average number
                   of common shares
                    outstanding            23,043,263    18,430,709     20,237,097    14,678,752  14,586,341
                                           ----------    ----------     ----------    ----------    ----------

                Net income (loss)
                  per common share             (0.02)        (0.03)         (0.03)          0.04        (0.01)
                                           ==========    ==========     ==========    ==========    ==========

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       19. NET INCOME (LOSS) PER COMMON SHARE   (cont'd)

           Net income (loss) per share has been calculated as follows:

                                                      December 31                        June 30
                                                ---------------------------  ----------------------------------
                                                  1999           1998          1999          1998          1997

                                                    $              $             $             $             $
                                             (Unaudited)     (Unaudited)
            Diluted income (loss) per share:
                Net income (loss) per
                   common share             (360,196)     (508,999)      (628,590)       519,594     (196,322)
                Interest on dilutive
                   convertible debt                -             -              -             -             -
                Interest on dilutive
                   stock purchase options          -             -              -             -             -
                Interest on dilutive
                   convertible debentures          -             -              -             -             -
                Interest on dilutive
                   warrants                        -             -              -             -             -
                                           ----------    ----------     ----------    ----------    ----------

                Net income (loss)
                   attributable to common
                   stock assuming dilution  (360,196)      (508,999)     (628,590)       519,594     (196,322)
                                           ----------    ----------     ----------    ----------    ----------
                Weighted average
                   number of common
                   shares outstanding      23,043,263    18,430,709     20,237,097    14,678,752    14,586,341
                Assumed conversion of
                  dilutive convertible debt        -              -             -             -             -
                Assumed conversion of
                   dilutive stock purchase
                    options                        -             -              -             -             -
                Assumed conversion of
                   dilutive convertible
                    debentures                     -             -              -             -             -
                Assumed exercise of
                   dilutive warrants               -             -              -             -             -
                                           ----------    ----------     ----------    ----------    ----------
                Weighted average number
                   of common shares
                    outstanding, assuming
                    dilution               23,043,263    18,430,709     20,237,097    14,678,752    14,586,341
                                           ----------    ----------     ----------    ----------    ----------
           Net income (loss) per common
              share assuming dilution          (0.02)        (0.03)         (0.03)          0.04        (0.01)
                                           ==========    ==========     ==========    ==========    ==========


TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       20. SEGMENTED INFORMATION

                    The company  operates in Canada through Mortile a controlled subsidiary and this entity represents the only operating segment of the company. Mortile performs services in the areas of specialty compounding, composite technology, polymer technology and Morfoam (a chemical foaming agent). During the six month periods ended December 31, 1999 and 1998, specialty compounding represented 95% and 85% of gross revenue respectively.

                    Mortile  derives its revenue from  customers  located in the
               U.S., Canada and France. The products produced are delivered to enterprises located in Canada and the U.S.

                                                              US          France         Canada   Consolidated
                                                   -------------  --------------  -------------  -------------
                                                              $               $              $              $
           Year ended June 30, 1999
           Revenue from unaffiliated customers           120,456         231,753        779,070      1,131,279
                                                        ========       =========      =========      =========

            Loss from operations                        (66,931)       (128,772)      (432,887)      (628,590)
                                                        ========       =========      =========      =========

            Identifiable assets at end of year                -               -         431,351        431,351
                                                        ========       =========      =========      =========

            Year ended June 30, 1998
            Revenue from unaffiliated customers          231,646          89,827        863,618      1,185,091
                                                        ========       =========      =========      =========

            Income from operations                         8,288           3,214         30,899         42,401
                                                        ========       =========      =========      =========

           Identifiable assets at end of year                -                -         411,440        411,440
                                                        ========       =========      =========      =========

           Year ended June 30, 1997
            Revenue from unaffiliated customers          150,174              -       1,263,888      1,414,062
                                                        ========       =========      =========      =========

            Loss from operations                        (20,850)              -       (175,472)      (196,322)
                                                        ========       =========      =========      =========

            Identifiable assets at end of year                -                         505,776        505,776
                                                        ========       =========      =========      =========

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       20. SEGMENTED INFORMATION   (cont'd)

                                                              US          France         Canada   Consolidated
                                                   -------------  --------------  -------------  -------------
                                                              $               $              $              $
                                                     (Unaudited)     (Unaudited)    (Unaudited)    (Unaudited)

           Six-month period ended
               December 31, 1999
           Revenue from unaffiliated customers            58,551         189,293        424,226        672,070
                                                        ========       =========      =========      =========

            Loss from operations                        (31,380)       (101,452)      (227,364)      (360,196)
                                                        ========       =========      =========      =========

            Identifiable assets at end of year                                          439,595        439,595
                                                                                      =========      =========

           Six-month period ended
               December 31, 1998
           Revenue from unaffiliated customers            65,944         109,937        329,197        505,078
                                                        ========       =========      =========      =========

            Loss from operations                        (67,801)       (113,032)      (338,466)      (519,299)
                                                        ========       =========      =========      =========

            Identifiable assets at end of year                                          351,757        351,757
                                                                                      =========      =========


TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       21. MAJOR CUSTOMERS

           One customer accounted for 43% and 41% of the Company's consolidated revenues for fiscal 1999 and 1998, respectively; another customer, with whom the company is currently involved in a lawsuit (see note
           23), accounted for 1% and 18% of consolidated revenues for these respectively periods. Two new customers accounted for 34% of consolidated revenues for fiscal 1999.

           Two customers accounted for 84% and 71% of the company's consolidated revenue for the six months ended December 31, 1999 and 1998, respectively.

           The loss of one or more of these customers would have a detrimental effect on the Company's operating results.

       22. CONTINGENT LIABILITY

           The company is contingently liable under a breach secrecy agreements, fiduciary duty and misuse of confidential information lawsuit by one of its major customers (see note 21). Management of the company is of the opinion that this legal action would not have significant adverse effect on the company's future sales. The company's attorneys are of the opinion that the company's defences are meritorious and the lawsuit will result in no material losses. Accordingly, no provision is included in the accounts for possible related losses.

       23. RELATED PARTY TRANSACTIONS

           Included in the common shares issued, as detailed in note 16, 6,050,000 common shares were issued to company stockholders, directors, officers and employees for service rendered and consulting fees for financing.

           The company has recorded these shares at fair market value with a corresponding charge to expenses for the difference between the fair market value and the issuance price proceeds received.

24.      COMITTMENTS

           The company has an agreement with a customer to provide compounding services at a fixed price during the term of the contract which will expire on December 31, 2000. The agreement may be renewed.

TECHNICAL VENTURES INC.
Notes to Revised Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

       24. LEASES

           At June 30, 1999, under a real property lease classified as an operating lease which expires in March, 2002, the company's future annual minimum rental payments (excluding real estate taxes) are as follows:

           2000                                                                          $     64,228
           2001                                                                                65,219
           2002                                                                                49,640
                                                                                              -------

                                                                                         $    179,087
                                                                                              =======


           Rent expense was $49,965, $58,061 and $46,833 for 1999, 1998 and 1997
           respectively.

       25. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

           The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect a company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

       26. COMPARATIVE FIGURES

           Certain figures in the June 30, 1998 and 1997 revised consolidated financial statements have been reclassified to conform with the basis of presentation used in 1999.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         Article Seventh of our certificate of incorporation provide that Technical Ventures may indemnify directors and officers of Technical Ventures to the fullest extent permitted by Section 721 through 726 of the Business Corporation Law of New York.

         See Number 4. of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended.

Item 25.          Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

SEC registration fee...............................................................             $373.35

NASD registration fee..............................................................                0.00

Printing and engraving.............................................................           $5,000.00

Accountants' fees and expenses.....................................................           $5,000.00

Legal fees.........................................................................          $10,000.00

Transfer agent's fees and expenses.................................................                0.00

Blue Sky fees and expenses.........................................................                0.00

Miscellaneous......................................................................           $9,626.65

         Total.....................................................................          $30,000.00

Item 26.          Recent Sales of Unregistered Securities

         In the past three years the Registrant has issued securities to a limited number of persons as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith.


         In September 1998, the Registrant issued a total of 3,950,000 shares of common stock for par value to its certain shareholders in consideration for their long term personal assistance and support of the Registrant. The transaction was exempt from registration under Section 4(2) of the Act.

         In October 1998, the Registrant issued a total of 2,100,000 shares of common stock for par value to its officers, directors and employees in consideration that no salary increases have taken place since 1991, except in promotional circumstances, and in recognition of long term employment. The transaction was exempt from registration under Section 4(2) of the Act.


         In January 1999, the Registrant sold to two investors, Gene Howland and William Hoops, an aggregate of $225,000 principal amount of 8% convertible debentures, and common stock purchase warrants to purchase 127,840 shares of common stock. This sale of securities was exempt from registration pursuant to Rule 506 under Section 4(2) of the Act.


         In ^ January 1999, the Registrant issued to Coleman Capital Partners Ltd. ^ 550,000 shares of common stock in consideration for consulting services rendered pursuant to an advisory agreement between the Registrant and Coleman, dated January 11, 1999. The transaction was exempt from registration under
Section 4(2) of the Act.

         In July ^ 1999, the Registrant issued 50,000 shares of its common stock to Sichenzia, Ross & Friedman LLP ("SRF"), United States legal counsel to the Registrant, in consideration of certain legal services performed by SRF for the benefit of the Registrant. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Act. The Registrant has valued these 50,000 shares of stock at $10,000.

         In February, 2000, the Registrant issued 50,000 shares of its common stock to SRF, United States legal counsel to the Registrant, in consideration of certain legal services performed by SRF for the benefit of the Registrant. The issuance of securities was exempt from registration pursuant to Section 4(2) of the Act.


Item   27.        Exhibits

         3.1      Certificate of Incorporation, as amended to date**
         3.2      By-Laws**
         4.1      Form of  Common Stock Certificate**
         4.2      Form of 8%Convertible Debenture issued to Messrs. Howland and Hoops*
         4.3      Form of Warrant issued to Messrs. Howland and Hoops**
         5.1      Opinion of Sichenzia, Ross & Friedman, LLP**
         10.1     Lease of premises located at 3411 McNicoll Ave, Unit 11, Scarborough, Ontario,
                  Canada**

         10.2     Advisory Agreement, dated January 11, 1999, between the Registrant and Coleman Capital Partners Ltd.**
         10.3     MLPC Processing Agreement

         21.1     Subsidiaries of the Registrant*
         24.1     Consent of Schwartz Levitsky Feldman, Chartered Accountants, the Registrant's Independent Auditors
         24.2     Consent of Sichenzia, Ross & Friedman, LLP (Included in Exhibit 5.1).
         25.1     Powers of Attorney (see Page II-5)
         27.1     Financial Data Schedule*
--------------------------
*        Previously filed.
**       To be filed by amendment.

Item 28.      Undertakings

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

         b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities
Act,  and  is  therefore,   unenforceable.   In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5. For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     6. For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada, ^ April 24, 2000.


                                                         TECHNICAL VENTURES INC.


                                                          By: /s/ Larry Leverton
                               -------------------------------------------------
                                                       Larry Leverton, Secretary

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry Leverton his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully ratifying and confirming all that said attorney-in-fact and agent or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on ^ April 24, 2000.


Signature                       Title

/s/ Frank Mortimer          President (Principal
Frank Mortimer              Executive Officer) and
                            Director

/s/ Larry Leverton          Secretary and Treasurer
Larry Leverton              (Principal Financial and
                            Accounting Officer) and
                            Director

/s/ Bryan Carter
Bryan Carter                Vice President and
                            Director